UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BlackRock, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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April 15, 2016

Fellow Stockholder:

It is my pleasure to invite you to BlackRock, Inc.’s 2016 Annual Meeting of Stockholders.

We will hold the meeting on Wednesday, May 25, 2016, beginning at 8:00 a.m., local time, at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022.

The attached Notice of Annual Meeting and the Proxy Statement describe the business that we will conduct at the meeting and provide information about BlackRock.

As both a fiduciary and a public company, we believe that good corporate governance is critical to achieving sustainable returns over the long term. We are vocal advocates for the adoption of sound corporate governance policies that include strong board leadership, prudent management practices and transparency.

We believe that we have implemented such a corporate governance framework at BlackRock, including the “proxy access” proposal that we are submitting for your approval, and hope that you will find that reflected in the attached Proxy Statement. We also encourage you to review the attached materials and submit your proxy, whether you plan to attend the meeting or not. Your vote is important.

If you plan to attend the meeting in person, you will need to request an admission ticket in advance. You can request a ticket by following the instructions set forth on page 2 of the Proxy Statement. Whether you plan to attend the meeting or not, please review the attached material and submit your proxy promptly by telephone or via the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials or on the attached proxy card, or by completing, signing, dating and returning the attached proxy card. Doing so will help ensure that the matters coming before the meeting can be acted upon. Returning the proxy card or otherwise submitting your proxy does not deprive you of your right to attend the meeting and vote in person.

We look forward to seeing you at the meeting.

Sincerely,

Laurence D. Fink

Chairman and Chief Executive Officer

BlackRock, Inc.

55 East 52nd Street, New York, New York 10055

April 15, 2016

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

We will hold the Annual Meeting of Stockholders of BlackRock, Inc. at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, on Wednesday, May 25, 2016, beginning at 8:00 a.m., local time. At our Annual Meeting, we will ask you to:

(1)	elect 19 directors to serve on our Board of Directors;

(2)	approve, by non-binding advisory vote, the compensation of the named executive officers (the “NEOs”) as disclosed and discussed in the Proxy Statement;

(3)	ratify the appointment of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2016;

(4)	consider and approve a management proposal to amend the bylaws to implement “proxy access”;

(5)	consider and vote on a stockholder proposal, if properly presented at the Annual Meeting; and

(6)	consider any other business that is properly presented at the Annual Meeting.

You may vote at the Annual Meeting if you were a BlackRock stockholder at the close of business on March 30, 2016, the record date for the Annual Meeting.

Please note that we are furnishing proxy materials and access to a virtual interactive proxy statement to our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce our impact on the environment.

Beginning on April 15, 2016, we will mail or otherwise make available to each of our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions about how to access our proxy materials and vote online. If you attend the Annual Meeting, you may withdraw your proxy and vote in person, if you so choose.

If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Your vote is important and we encourage you to vote promptly whether or not you plan to attend the 2016 Annual Meeting of Stockholders of BlackRock, Inc.

By Order of the Board of Directors,

R. Andrew Dickson III

Corporate Secretary

BlackRock, Inc.

55 East 52nd Street, New York, New York 10055

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Stockholders to be held on Wednesday, May 25, 2016: Our Proxy Statement and 2015 Annual Report are available free of charge on our website at www.blackrock.com/corporate/en-us/investor-relations.

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April 15, 2016

PROXY STATEMENT

The proxy materials are delivered in connection with the solicitation by the Board of Directors (the “Board”) of BlackRock, Inc. (“BlackRock” or the “Company”) of proxies to be voted at BlackRock’s 2016 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

You are invited to attend our 2016 Annual Meeting of Stockholders on Wednesday, May 25, 2016, beginning at 8:00 a.m., local time. The Annual Meeting will be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022. Directions are available through the Annual Meeting link accessible via the “Investor Relations” homepage on: www.blackrock.com.

A Notice of Internet Availability of Proxy Materials will be mailed to our stockholders beginning on April 15, 2016.

OVERVIEW OF VOTING MATTERS

Stockholders will be asked to vote on the following matters at the Annual Meeting:

Board Recommendation

ITEM 1.   Election of Directors

The Board believes that the director nominees, all of whom are current members of the Board, have the knowledge, experience, skills and backgrounds necessary to contribute to an effective and well-functioning Board.

Vote FOR each director nominee

ITEM 2. Non-Binding Advisory Vote on Executive Compensation for Named Executive Officers

The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of the named executive officers (“NEOs”) as disclosed and discussed in this Proxy Statement. The Board values the opinions of our stockholders and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Vote FOR

ITEM 3. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP to serve as BlackRock’s independent registered public accounting firm for the 2016 fiscal year and this appointment is being submitted to our stockholders for ratification. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as BlackRock’s independent auditors is in the best interests of the Company and its stockholders.

Vote FOR

ITEM 4. Management Proposal – Amendment to Bylaws to Implement Proxy Access

The Board is recommending that stockholders approve an amendment to our Amended and Restated Bylaws to implement “proxy access”, which will allow eligible stockholders to include their own nominees for director in the Company’s proxy materials, along with Board nominees. The Board’s decision to seek stockholder approval of the bylaw amendment reflects BlackRock’s commitment to strong corporate governance and stockholder engagement.

Vote FOR

ITEM 5. Stockholder Proposal – Proxy Voting Practices Regarding Executive Compensation

The Board believes that the actions requested by the proponent are unnecessary and not in the best interest of our stockholders.

Vote AGAINST

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote?

Holders of record of BlackRock common stock at the close of business on March 30, 2016 are entitled to receive notice and to vote their shares of BlackRock common stock at the 2016 Annual Meeting of Stockholders. As of March 30, 2016, 163,580,579 shares of BlackRock’s common stock, par value $0.01 per share, were outstanding. Holders are entitled to one vote per share.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and can be made available beginning 10 days prior to the Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 55 East 52nd Street, New York, New York 10055, by writing to the Corporate Secretary of BlackRock at: c/o Corporate Secretary, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.

How do I vote and what are the voting deadlines?

You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 24, 2016 by calling the toll-free telephone number on the attached proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the internet until 11:59 p.m. Eastern Time on May 24, 2016 by accessing the website listed on the Notice of Internet Availability of Proxy Materials and your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on May 24, 2016.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

What is required to attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were, or you hold a valid legal proxy naming you to act as a representative for, a holder of BlackRock common stock at the close of business on March 30, 2016. Stockholders, or their valid legal proxies, planning to attend the Annual Meeting in person must request an admission ticket in advance of the Annual Meeting by visiting www.proxyvote.com and following the instructions provided (you will need the 16-digit “control” number included on your proxy card, voter instruction or form of notice). Tickets will be issued to registered and beneficial owners. Requests for admission tickets will be processed in the order they are received and must be requested no later than May 24, 2016. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. In addition to your admission ticket, please bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card or passport, to gain entry to the Annual Meeting. If you were the beneficial owner of shares held in the name of a bank, broker or other holder of record, you or your representative must also bring proof of your stock ownership as of the close of business on March 30, 2016, such as an account statement or similar evidence of ownership. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. If you are unable to provide valid photo identification or if we are unable to validate that you were a stockholder (or that you are authorized to act as a legal proxy for a stockholder) or you cannot comply with the other procedures outlined above for attending the Annual Meeting in person, we will not be able to admit you to the Annual Meeting.

In the event you submit your proxy and you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

How will voting on any other business be conducted?

If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other business to be raised at the Annual Meeting.

May I revoke my vote?

Proxies may be revoked at any time before they are exercised by:

•	written notice to the Corporate Secretary of BlackRock;

•	submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 24, 2016;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum.

What is the effect of a broker non-vote or abstention?

Abstentions and broker “non-votes”, if any, are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the New York Stock Exchange (“NYSE”). The election of directors, approval of NEO compensation, the bylaw amendment to implement proxy access and the stockholder proposal are not deemed “routine” by the NYSE and nominees have no discretionary voting power for these matters. The ratification of the appointment of an independent registered accounting firm is deemed a “routine” matter on which nominees have discretionary voting power.

What vote is required in order to approve each of the proposals?

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 19 director nominees and one vote on each other matter. Directors receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) with respect to Item 1 will be elected as a director. Abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the vote to elect directors. A majority of the votes of shares of common stock represented and entitled to vote at the Annual Meeting is required for Item 2, the approval of NEO compensation, Item 3, the ratification of Deloitte & Touche

LLP as BlackRock’s independent registered public accounting firm for the 2016 fiscal year and Item 5, the approval of the stockholder proposal. A majority of the votes of shares of common stock outstanding is required for Item 4, the approval of the management proposal to amend the bylaws to implement proxy access. In the vote for Item 4, abstentions and broker “non-votes” have the same effect as a vote cast against the proposal. In the vote for Items 2, 3 and 5, abstentions have the same effect as a vote cast against the proposal and broker “non-votes” will be disregarded and have no effect.

Who will count the votes and how can I find the results of the Annual Meeting?

Broadridge Financial Solutions, our independent tabulating agent, will count the votes. We will publish the voting results in a Form 8-K filed within four business days of the Annual Meeting.

IMPORTANT ADDITIONAL INFORMATION

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone and electronic transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Multiple Stockholders Sharing the Same Mailing Address

In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Notice of Internet Availability of Proxy Materials or, if applicable, one Annual Report and one Proxy Statement to multiple stockholders sharing a mailing address. This delivery method, called “householding”, will not be used if we receive contrary instructions from one or more of the stockholders sharing a mailing address. If your household has received only one such copy, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the Annual Report and the Proxy Statement to any stockholder who sends a written request to the Corporate Secretary at the address provided on page 2 of this Proxy Statement.

You may also notify us that you would like to receive separate copies of the Notice of Internet Availability of Proxy Materials or, if applicable, BlackRock’s Annual Report and Proxy Statement in the future by writing to the Corporate Secretary. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the attached proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

Confidentiality of Voting

BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions to examine these documents. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.

Available Information

BlackRock makes available free of charge through its website at www.blackrock.com, under the heading “Our Firm / Investor Relations / SEC Filings”, its Annual Reports to Stockholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public. Further, BlackRock will provide, without charge to each stockholder upon written request, a copy of BlackRock’s Annual Reports to Stockholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to those reports. Written requests for copies should be addressed to the Corporate Secretary at the address provided on page 2 of this Proxy Statement. Requests may also be directed to (212) 810-5300 or via e-mail to invrel@blackrock.com. Copies may also be accessed electronically by means of the U.S. Securities and Exchange Commission’s (“SEC”) homepage on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”) is not part of the proxy solicitation materials.

ITEM 1

ELECTION OF DIRECTORS

Director Nominees

Our Board has nominated 19 directors for election at this year’s Annual Meeting on the recommendation of our Nominating and Governance Committee (the “Governance Committee”). If elected, each such director will serve until the annual meeting of stockholders in 2017, or, in each case, until succeeded by another qualified director who has been elected or until his or her death, resignation or retirement.

All of the nominees are currently directors of the Board and have agreed to be named in this Proxy Statement and to serve if elected. If all 19 nominees are elected, BlackRock’s Board of Directors will consist of 19 directors, 16 of whom, representing approximately 85% of the Board, will be “independent” as defined in the NYSE listing standards.

Implementation and Stockholder Agreement with The PNC Financial Services Group, Inc.

BlackRock’s implementation and stockholder agreement with The PNC Financial Services Group, Inc. (“PNC”) (the “PNC Stockholder Agreement”) provides, subject to the waiver provisions of the agreement, that BlackRock will use its best efforts to cause the election at each annual meeting of stockholders such that the Board of Directors will consist of no more than 19 directors, not less than two nor more than four directors who will be members of BlackRock management, two directors who will be designated by PNC and the remaining directors being independent for purposes of the rules of the NYSE and not designated by or on behalf of PNC or any of its affiliates. PNC has designated one member of the Board of Directors, William S. Demchak, Chairman, President and Chief Executive Officer of PNC. PNC has notified BlackRock that for the time being it will not designate a second director to the Board of Directors, although it retains the right to do so at any time in accordance with the PNC Stockholder Agreement. PNC has additionally been permitted to invite an observer to attend meetings of the Board of Directors as a non-voting guest. The PNC observer is Gregory B. Jordan, the General Counsel and Head of Regulatory and Governmental Affairs of PNC. Laurence D. Fink and Robert S. Kapito are members of BlackRock’s management team and are currently members of the Board. For additional detail on the PNC Stockholder Agreement, please see “—Certain Relationships and Related Transactions – Stockholder Agreement with PNC” on page 61.

Majority Vote Standard for Election of Directors

BlackRock’s Amended and Restated Bylaws require directors to be elected by a majority of the votes cast with respect to each director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standards for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Whether an election is contested or not is determined as of a date that is seven days in advance of when we file our definitive Proxy Statement with the SEC.

Director Resignation Policy

Under our Director Resignation Policy, any incumbent director who fails to receive a majority of votes cast must tender his or her resignation to the Board. In that situation, the Governance Committee would make a recommendation to the Board of Directors about whether to accept or reject the resignation or whether to take other action. The Board of Directors will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation under the Director Resignation Policy will not participate in the Board of Directors’ decision.

Director Nomination Process

The Governance Committee of the Board oversees the director nomination process. As specified in its charter, the Governance Committee leads the Board’s annual review of Board performance, reviews and recommends to the Board the Company’s Corporate Governance Guidelines, which include the minimum criteria for membership on the Board. The Governance Committee also assists the Board in identifying individuals qualified to become Board members and recommends to the Board a slate of candidates, which may include both incumbent and new director nominees, to submit for election at each annual meeting of stockholders. The Governance Committee may also recommend that the Board elect new members to the Board who will serve until the next annual meeting of stockholders.

Identifying and Evaluating Candidates for Director

The Governance Committee seeks advice and names of potential director candidates from current directors and executive officers when identifying and evaluating new candidates for director. The Governance Committee also may engage third-party firms that specialize in identifying director candidates to assist in a search. Stockholders who wish to recommend a candidate for election to the Board may submit director recommendations to the Governance Committee or to stockholders at the annual meeting. For information on the requirements governing stockholder nominations for the election of directors, please see “Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” on page 74.

Once a person has been identified by the Governance Committee as a potential director candidate, the Governance Committee collects and reviews publicly available information regarding the candidate to assess whether the candidate should be considered further. If the Governance Committee determines that the candidate warrants further consideration, the Chairperson or a person designated by the Governance Committee will contact the candidate. If the candidate expresses a willingness to be considered and to serve on the Board of Directors, the Governance Committee typically requests information from the candidate and reviews the candidate’s accomplishments and qualifications against the criteria set forth below. The Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a stockholder, although the Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Criteria for Board Membership

Director Qualifications and Attributes

The Governance Committee and the Board of Directors take into consideration a number of factors and criteria in reviewing candidates for nomination to the Board. As indicated in BlackRock’s Corporate Governance Guidelines, the Board of Directors believes that at a minimum a person must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of BlackRock and that a person has an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities.

In addition, nominees for director are selected on the basis of, among other things, experience, diversity, knowledge, skills, expertise, an ability to make independent analytical inquiries, understanding of BlackRock’s business environment and willingness to devote adequate time and effort to the responsibilities of the Board of Directors.

Consideration of Diversity and Experience

Although the Board of Directors has not set specific goals with respect to diversity, it believes a diverse mix of knowledge, experience, skills, backgrounds and viewpoints enhances the Board’s capabilities. In reviewing candidates, the Governance Committee takes into consideration a candidate’s professional background, gender, race, national origin and age. The Board addresses whether it has achieved an appropriate level of diversity as part of its consideration of the Board’s composition in its annual self-evaluation process and the Governance Committee periodically reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skill sets, experience, backgrounds and qualifications that are relevant to the Company’s current and future global strategy, business and governance.

In addition to the personal qualities and attributes described above, the Board looks for individuals who have demonstrated expertise and have global experience in the following disciplines: financial services, capital markets, public company governance, business operations, government regulation, public policy, and risk management. The Board also seeks candidates who have significant leadership experience, including current and former chief executive officers, who can share their perspective and practical experience on developing and implementing business strategies, setting appropriate executive compensation, and managing talent.

Consideration of Board Tenure

To ensure the Board of Directors has an appropriate balance of experience, continuity and fresh perspective, the Board takes into consideration tenure diversity when reviewing nominees. As of March 1, 2016, the average tenure of BlackRock’s directors was approximately 8.2 years (the average tenure for independent directors was 6.1 years). The Board believes that the current Board represents an effective mix of long-, medium- and short-tenured directors. Three non-management directors have served 15 years or more and bring a wealth of experience and knowledge concerning BlackRock, while six directors were added to the Board over the past four years and bring fresh perspectives to Board deliberations. The Board of Directors believes the current mix of tenures provides for a highly effective and well-functioning Board.

Compliance with Regulatory and Independence Requirements

In addition to the criteria described above, the Governance Committee takes into consideration regulatory requirements, including competitive restrictions and financial institution interlocks, and independence requirements under the NYSE listing standards and our Corporate Governance Guidelines in its review of candidates for the Board and Board Committees. The Governance Committee also considers a candidate’s current and past positions held, including past and present board and committee membership, as part of its evaluation.

Service on Other Public Company Boards

Each of BlackRock’s directors must have the time and ability to make a constructive contribution to the Board, as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the Company’s stockholders. BlackRock’s Chief Executive Officer does not serve on the board of directors of any other public company, and none of our current directors serve on more than three public company boards, including BlackRock’s Board.

Board of Directors Recommendation

For this year’s election, the Board has nominated 19 candidates, all of whom are current directors of the Board, that it believes provide the Company with the combined depth and breadth of skills, experience and qualities needed to contribute to an effective and well-functioning Board. The composition of the current Board reflects a diverse range of skills, qualifications and professional experience that is relevant to BlackRock’s global strategy, business and governance.

The following biographical information regarding each director nominee highlights the particular experience, qualifications, attributes or skills possessed by each director nominee that led the Board of Directors to determine that such person should serve as director. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

All director nominee biographical information is as of March 1, 2016.

The Board of Directors recommends stockholders vote “FOR” the election of each of the following 19 director nominees.

Director Nominee Biographies

Abdlatif Yousef Al-Hamad	Director Since 2009, Age 78

BlackRock Board Committee Memberships

Nominating and Governance Committee

Risk Committee

Other Public Company Directorships (within the past 5 years)

None

Experience and Qualifications

Mr. Al-Hamad has served as Director General and Chairman of the Board of Directors of the Arab Fund for Economic and Social Development since 1985. He was the Minister of Finance and Planning of Kuwait from 1981 to 1983 and prior to that served for 18 years as the Director General of the Kuwait Fund for Arab Economic Development. He is also a member of the Board of the Kuwait Investment Authority. Mr. Al-Hamad chaired the Development Committee Task Force on Multilateral Development Banks and has served on the International Advisory Boards of Morgan Stanley, Marsh & McLennan Companies, Inc., American International Group, Inc. and the National Bank of Kuwait.

Mr. Al-Hamad’s extensive experience in the strategically important Middle East region and his expertise in international finance, economic policy and government relations provide the Board with an experienced outlook on international business strategy and global capital markets.

Mathis Cabiallavetta	Director Since 2007, Age 71

BlackRock Board Committee Memberships

Audit Committee

Nominating and Governance Committee

Risk Committee

Other Public Company Directorships (within the past 5 years)

Swiss Re Ltd. (2008 – present) (Vice Chairman from 2009 – April 2015)

Philip Morris International Inc. (2002 – 2014)

Experience and Qualifications

Mr. Cabiallavetta has served as a member of the Board of Directors of Swiss Re Ltd. since 2008 and as the Vice Chairman of its Board between 2009 and 2015. Mr. Cabiallavetta retired as Vice Chairman, Office of the Chief Executive Officer of Marsh & McLennan Companies, Inc. and as Chairman of Marsh & McLennan Companies International in 2008. Prior to joining Marsh & McLennan Companies, Inc. in 1999, Mr. Cabiallavetta was Chairman of the Board of Directors of Union Bank of Switzerland (UBS A.G.).

As a former leader of Swiss Re Ltd. and Marsh & McLennan Companies, Inc. as well as Union Bank of Switzerland (UBS A.G.), Mr. Cabiallavetta brings executive experience from these large and complex multinational businesses and provides substantial expertise in global capital markets to the Board of Directors and unique insight and perspective to its oversight of the Company’s global operations and risk management.

Pamela Daley	Director Since 2014, Age 63

BlackRock Board Committee Memberships

Audit Committee

Other Public Company Directorships (within the past 5 years)

BG Group (2014 – February 2016)

Experience and Qualifications

Ms. Daley retired from General Electric Company (“GE”) in January 2014 and served as a Senior Advisor to its Chairman from April 2013 to January 2014. Prior to this role, Ms. Daley served as Senior Vice President of GE’s Corporate Business Development from 2004 to 2013 and as Vice President and Senior Counsel for Transactions from 1991 to 2004. As Senior Vice President, Ms. Daley was responsible for GE’s mergers, acquisitions and divestiture activities worldwide. Ms. Daley joined GE in 1989 as Tax Counsel. Previously, Ms. Daley was a Partner of Morgan, Lewis & Bockius, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions. Ms. Daley served on the board of BG Group, an international gas and oil company traded on the London Stock Exchange until February 15, 2016, when BG Group was acquired by Royal Dutch Shell.

With over 35 years of transactional experience and more than 20 years as an executive with GE, one of the world’s leading multinational corporations, Ms. Daley brings significant experience and strategic insight to the Board in the areas of leadership development, international operations, transactions, business development and strategy.

William S. Demchak	Director Since 2003, Age 53

BlackRock Board Committee Memberships

Executive Committee

Risk Committee

Other Public Company Directorships (within the past 5 years)

PNC (2013 – present) (Chairman from April 2014 – present)

Experience and Qualifications

Mr. Demchak has served as Chairman of the Board of Directors of PNC since April 2014, as Chief Executive Officer since April 2013 and as President since April 2012. Prior to that, Mr. Demchak held a number of supervisory positions at PNC, including Senior Vice Chairman, Head of Corporate and Institutional Banking and Chief Financial Officer. Before joining PNC in 2002, Mr. Demchak served as the Global Head of Structured Finance and Credit Portfolio for J.P. Morgan Chase & Co. and additionally held key leadership roles at J.P. Morgan prior to its merger with Chase Manhattan Corporation in 2000.

As the Chairman, President and Chief Executive Officer of PNC, a large, national diversified financial services company providing traditional banking and asset management services, Mr. Demchak brings substantial expertise in financial services, risk management and corporate governance to bear as a member of the Board. Mr. Demchak was designated to serve on the Board by PNC pursuant to the implementation and stockholder agreement between PNC and BlackRock.

Jessica P. Einhorn	Director Since 2012, Age 68

BlackRock Board Committee Memberships

Risk Committee

Other Public Company Directorships (within the past 5 years)

Time Warner, Inc. (2005 – present)

Experience and Qualifications

Ms. Einhorn served as Dean of the Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University from 2002 until June 2012. Prior to becoming Dean, she was a consultant at Clark & Weinstock, a strategic consulting firm. She spent nearly 20 years at the World Bank, concluding as Managing Director in 1998. Between 1998 and 1999, Ms. Einhorn was a Visiting Fellow at the International Monetary Fund. Prior to joining the World Bank in 1978, she held positions at the U.S. Treasury, the U.S. State Department and the International Development Cooperation Agency of the United States. Ms. Einhorn currently serves as a Director of both the Peterson Institute for International Economics and the National Bureau of Economic Research. As of July 2012, Ms. Einhorn is resident at The Rock Creek Group in Washington, D.C., where she is a longstanding member of The Rock Creek Group Advisory Board.

Ms. Einhorn’s leadership experience in academia and at the World Bank, and experience in the U.S. government and at the International Monetary Fund, provides the Board of Directors with a unique perspective and in-depth understanding on issues concerning international finance, economics and public policy. Through her service with other public companies, Ms. Einhorn also has developed expertise in corporate governance and risk oversight.

Laurence D. Fink	Director Since 1998, Age 63

BlackRock Board Committee Memberships

Executive Committee (Chairperson)

Other Public Company Directorships (within the past 5 years)

None

Experience and Qualifications

Mr. Fink has been Chairman and Chief Executive Officer of BlackRock since 1988. Mr. Fink also leads BlackRock’s Global Executive Committee and is a trustee of one of BlackRock’s open-end fund complexes.

As one of the founding principals and Chief Executive Officer of BlackRock since 1988, Mr. Fink brings exceptional leadership skills and in-depth understanding of BlackRock’s businesses, operations and strategy. His extensive and specific knowledge of the Company and its business enables him to keep the Board apprised of the most significant developments impacting the Company and to guide the Board’s discussion and review of the Company’s strategy.

Fabrizio Freda	Director Since 2012, Age 58

BlackRock Board Committee Memberships

Nominating and Governance Committee

Other Public Company Directorships (within the past 5 years)

The Estée Lauder Companies Inc. (2009 – present)

Experience and Qualifications

Mr. Freda has served as President and Chief Executive Officer of The Estée Lauder Companies Inc. (“Estée Lauder”) since July 2009, and is also a member of its Board of Directors. Mr. Freda previously served as Estée Lauder’s President and Chief Operating Officer from 2008 to July 2009. Estée Lauder is a global leader in beauty with more than 25 brands and over 40,000 employees worldwide. Prior to joining Estée Lauder, Mr. Freda held various senior positions at Procter & Gamble Company over the span of 20 years. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA.

Mr. Freda’s extensive experience in product strategy, innovation and global branding brings valuable insights to the Board. His Chief Executive experience at Estée Lauder, an established multinational manufacturer and marketer of prestige brands, provides the Company with unique perspectives on its own marketing, strategy and innovation initiatives.

Murry S. Gerber	Director Since 2000, Age 63

BlackRock Board Committee Memberships

Audit Committee (Chairperson)

Executive Committee

Management Development and Compensation Committee

Risk Committee

Other Public Company Directorships (within the past 5 years)

U.S. Steel Corporation (2012 – present)

Halliburton Company (2012 – present)

EQT Corporation (1998 – 2012) (Chairman from 2000 – 2010 and Executive Chairman from 2010 – 2011)

Experience and Qualifications

Mr. Gerber has served as a member of the Boards of Directors of U.S. Steel Corporation since July 2012 and Halliburton Company since January 2012. Previously, Mr. Gerber served as Executive Chairman of EQT Corporation, an integrated energy production company, from 2010 until May 2011, as Chairman and Chief Executive Officer of EQT Corporation from 2007 to 2010, as Chairman, Chief Executive Officer and President of EQT Corporation from 2000 to 2007 and as Chief Executive Officer and President of EQT Corporation from 1998 to 2000.

As a former leader of a large, publicly traded energy production company and as a current or former member of the board of directors of three large, publicly traded companies, Mr. Gerber brings to the Board of Directors extensive expertise and insight into corporate operations, management and governance matters, as well as expert knowledge of the energy sector.

James Grosfeld	Director Since 1999, Age 78

BlackRock Board Committee Memberships

Management Development and Compensation Committee

Nominating and Governance Committee

Other Public Company Directorships (within the past 5 years)

Lexington Realty Trust (2003 – December 2015)

PulteGroup, Inc. (2015 – present)

Experience and Qualifications

Mr. Grosfeld was formerly Chairman of the Board and Chief Executive Officer of Pulte Homes, Inc. (renamed PulteGroup, Inc. in 2010), a home builder and mortgage banking and financing company, from 1974 to 1990 and rejoined the Board of the company in 2015 as an independent director. Mr. Grosfeld served as a trustee of Lexington Realty Trust from 2003 to 2015.

As the former Chairman and Chief Executive Officer of Pulte Homes, Inc., the nation’s largest homebuilder, Mr. Grosfeld provides the Board of Directors with practical management and leadership insight on public company governance as well as expertise in financial services and real estate matters.

Robert S. Kapito	Director Since 2006, Age 59

BlackRock Board Committee Memberships

None

Other Public Company Directorships (within the past 5 years)

None

Experience and Qualifications

Mr. Kapito has been President of BlackRock since 2007. Mr. Kapito is also a member of the Global Executive Committee of BlackRock. Prior to 2007, Mr. Kapito served as Vice Chairman of BlackRock and Head of its Portfolio Management Group since 1988.

As one of the founding principals of the Company, Mr. Kapito has served as an executive leader of BlackRock since 1988. He brings to the Board of Directors industry and business acumen in addition to in-depth knowledge about BlackRock’s businesses, investment strategies and risk management as well as extensive experience overseeing the Company’s day-to-day operations.

David H. Komansky	Director Since 2003, Age 76

BlackRock Board Committee Memberships

Executive Committee

Management Development and Compensation Committee (Chairperson)

Other Public Company Directorships (within the past 5 years)

None

Experience and Qualifications

Mr. Komansky retired as Chairman of the Board of Merrill Lynch in 2003. Mr. Komansky became Chairman of the Board of Merrill Lynch in 1997, served as a director and Chief Executive Officer of Merrill Lynch from 1996 to 2002 and as a director, President and Chief Operating Officer of Merrill Lynch from 1995 to 1996. Previously, Mr. Komansky served as a director of WPP Group plc from 2003 to 2009.

Mr. Komansky’s chief executive experience at Merrill Lynch and his financial and management expertise provides the Board of Directors with a valuable perspective and leadership insights on a wide range of corporate governance and management matters unique to complex financial organizations.

Sir Deryck Maughan	Director Since 2006, Age 68

BlackRock Board Committee Memberships

Executive Committee

Management Development and Compensation Committee

Risk Committee (Chairperson)

Other Public Company Directorships (within the past 5 years)

GlaxoSmithKline plc (2004 – present)

Thomson Reuters (2008 – 2014)

Experience and Qualifications

Sir Deryck served as a Senior Advisor of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) from January 2013 until December 2014. Previously, he was a Partner and Head of the Financial Institutions Group of KKR since 2009 and Managing Director since 2005. He was Chairman of KKR Asia from 2005 to 2009. Prior to joining KKR, Sir Deryck served as Vice Chairman of Citigroup from 1998 to 2004, as Chairman and Chief Executive Officer of Salomon Brothers from 1992 to 1997 and as Chairman and Chief Executive Officer of Salomon Brothers Asia from 1986 to 1991. He also was Vice Chairman of the U.S.-Japan Business Council from 2002 to 2004. Prior to joining Salomon Brothers in 1983, Sir Deryck worked at Goldman Sachs. He served in H.M. Treasury (UK Economics and Finance Ministry) from 1969 to 1979. He has also served as a Director of GlaxoSmithKline plc since 2004 and Thomson Reuters from 2008 to 2014.

Sir Deryck’s internationally focused leadership positions at KKR, a global leader in private equity, fixed income and capital markets, and at Citigroup and Salomon Brothers provide the Board of Directors with a valuable perspective on international finance and global capital markets and extensive experience in assessing value, strategy and risks related to various business models.

Cheryl D. Mills	Director Since 2013, Age 51

BlackRock Board Committee Memberships

Management Development and Compensation Committee

Other Public Company Directorships (within the past 5 years)

None

Experience and Qualifications

Ms. Mills is Founder and Chief Executive Officer of the BlackIvy Group, an investment company that grows and builds businesses in Sub-Saharan Africa. Formerly, she served as Chief of Staff to Secretary of State Hillary Clinton and Counselor to the U.S. Department of State from 2009 to 2013. Ms. Mills was with New York University from 2002 to 2009, where she served as Senior Vice President for Administration and Operations and as General Counsel. She also served as Secretary of the University’s Board of Trustees. From 1999 to 2001, Ms. Mills was Senior Vice President for Corporate Policy and Public Programming at Oxygen Media. Prior to joining Oxygen Media, Ms. Mills served as Deputy Counsel to President Clinton and as the White House Associate Counsel. She began her career as an Associate at the Washington, D.C. law firm of Hogan & Hartson. Ms. Mills previously served on the boards of Cendant Corporation (now Avis Budget Group, Inc.), a consumer real estate and travel conglomerate, and Orion Power, an independent electric power generating company.

Ms. Mills brings to the Board of Directors a range of leadership experiences from government and academia and through her prior service on the boards of corporations and non-profits, she provides expertise on issues concerning government relations, public policy, corporate administration and corporate governance.

Gordon M. Nixon, C.M., O.Ont.	Director Since 2015, Age 59

BlackRock Board Committee Memberships

Management Development and Compensation Committee

Risk Committee

Other Public Company Directorships (within the past 5 years)

BCE Inc. (2014 – present)

George Weston Limited (2014 – present)

Experience and Qualifications

Mr. Nixon was President, Chief Executive Officer and a Director of Royal Bank of Canada from 2001 to 2014. He first joined RBC Dominion Securities Inc. in 1979, where he held a number of operating positions and served as Chief Executive Officer from December 1999 to April 2001. He currently serves as a Director of BCE, Inc. and will be nominated as Chairman upon his re-election to the Board in April 2016. He is also a Director of George Weston Limited and is on the advisory board of Kingsett Capital.

With 13 years of experience leading a global financial institution and one of Canada’s largest public companies, Mr. Nixon brings extensive expertise and perspective to the Board on global markets and in-depth knowledge of the North American market. His experience growing a diversified, global financial services organization in a highly regulated environment also provides the Board with valuable insight into risk management, compensation and corporate governance matters.

Thomas H. O’Brien*	Director Since 1999, Age 79

BlackRock Board Committee Memberships

Audit Committee

Executive Committee

Nominating and Governance Committee (Chairperson)

Other Public Company Directorships (within the past 5 years)

Verizon Communications, Inc. (1987 – 2011)

Experience and Qualifications

Mr. O’Brien retired as Chief Executive Officer of PNC in 2000, after 15 years in that position, and retired as Chairman of PNC in 2001, after 13 years in that position. Mr. O’Brien previously served as a Director of Verizon Communications, Inc. from 1987 to 2011.

As a former leader of PNC, one of the largest diversified financial services companies in the United States, Mr. O’Brien has valuable insights on corporate governance and the U.S. financial and banking sectors to share with the Board of Directors and the Company, particularly in his role as lead independent director.

*The Board of Directors has selected Mr. O’Brien to serve as the lead independent director.

Ivan G. Seidenberg	Director Since 2011, Age 69

BlackRock Board Committee Memberships

Audit Committee

Nominating and Governance Committee

Other Public Company Directorships (within the past 5 years)

Verizon Communications, Inc. (2002 – 2011) (Chairman from 2004 – 2011)

Boston Properties, Inc. (2014 – present)

Experience and Qualifications

Mr. Seidenberg retired as the Chairman of the Board of Verizon Communications, Inc. in December 2011 and previously served as its Chief Executive Officer from 2002 to 2011. Prior to the creation of Verizon Communications, Inc., Mr. Seidenberg was the Chairman and Chief Executive Officer of Bell Atlantic and NYNEX Corp. Mr. Seidenberg has been an Advisory Partner of Perella Weinberg Partners, a global independent advisory and asset management firm, since June 2012 and a member of the Board of Directors of Boston Properties, Inc. since May 2014. Mr. Seidenberg also previously served on the boards of Honeywell International Inc. and Wyeth, LLC.

Mr. Seidenberg brings extensive executive leadership, technological and operational experience to the Board from his tenure at Verizon Communications, Inc., one of the world’s leading providers of communications services. Through his extensive experience on the boards of public companies, he has developed an in-depth understanding of business and corporate governance.

Marco Antonio Slim Domit	Director Since 2011, Age 47

BlackRock Board Committee Memberships

Audit Committee

Other Public Company Directorships (within the past 5 years)

Grupo Financiero Inbursa (Chairman from 1997 – present)

Impulsora del Desarrollo y el Empleo en América Latina (2012 – present) (Chairman from 2012 – present)

Teléfonos de México, S.A.B. de C.V (1995 – 2014)

Experience and Qualifications

Mr. Slim has been Chairman of the Board of Directors of Grupo Financiero Inbursa since 1997 and previously served as Chief Executive Officer of Grupo Financiero Inbursa from 1997 until April 2012. Mr. Slim is also Chairman of The Carlos Slim Health Institute and of Impulsora del Desarrollo y el Empleo en América Latina (IDEAL), an infrastructure company. Mr. Slim was a member of the Board of Directors of Teléfonos de México, S.A.B. de C.V. from 1995 until April 2014.

Mr. Slim’s experience at Grupo Financiero Inbursa provides the Board with knowledge and expertise in international finance, and particular insight into emerging and Latin American markets. In addition, as a member of the board of directors of several international companies that invest globally, Mr. Slim brings substantive expertise in developing new businesses in international markets, stockholder rights and business strategy and integration to the Board of Directors.

John S. Varley	Director Since 2009, Age 59

BlackRock Board Committee Memberships

Audit Committee

Other Public Company Directorships (within the past 5 years)

Rio Tinto PLC (2011 – present)

AstraZeneca PLC (2006 – 2015)

Barclays PLC and Barclays Bank PLC (1998 – 2011)

Experience and Qualifications

Mr. Varley was Chief Executive of Barclays PLC and Barclays Bank PLC (“Barclays”) from 2004 to 2010. Previously, he served as the Finance Director of Barclays from 2000 until the end of 2003. Mr. Varley joined the Barclays Executive Committee in 1996 and was appointed to the Boards of Directors of Barclays PLC and Barclays Bank PLC in 1998, positions he held until retiring in December 2010. From 1998 to 2000, Mr. Varley was the Chief Executive of Barclays’ Retail Financial Services and from 1995 to 1998 was the Chairman of its Asset Management Division. Mr. Varley has served as a member of the Board of Directors of Rio Tinto PLC since 2011. Mr. Varley also joined the Board of AstraZeneca PLC in 2006 as a Non-Executive Director, then served as the Senior Independent Director from 2012 until April 2015.

Mr. Varley brings to the Board of Directors valuable insights on asset management, risk management and international finance acquired through his leadership of Barclays, a large, complex, heavily-regulated financial services organization with global operations. Mr. Varley’s service on the board of directors and committees of several other companies gives him additional perspective on global management and corporate governance that he shares with the Board.

Susan L. Wagner	Director Since 2012, Age 54

BlackRock Board Committee Memberships

Risk Committee

Other Public Company Directorships (within the past 5 years)

Apple Inc. (2014 – present)

Swiss Re Ltd. (2014 – present)

Experience and Qualifications

Ms. Wagner retired as a Vice Chairman of BlackRock in July 2012. In addition to serving as Vice Chairman from 2006 to 2012, Ms. Wagner also served as a member of BlackRock’s Global Executive Committee and Global Operating Committee. Ms. Wagner previously served as BlackRock’s Chief Operating Officer and as Head of Corporate Strategy.

As one of the founding principals of BlackRock, Ms. Wagner has over 25 years of experience in various positions at the Company. Accordingly, she is able to provide the Board with valuable insight and perspective on aspects of the business, including risk management, operations and strategy, as well as a broad and deep understanding of the asset management industry.

CORPORATE GOVERNANCE

Governance Practices and Guidelines

We believe good corporate governance is essential to ensuring that the long-term interests of stockholders are best served. Our Board of Directors is committed to maintaining the highest standards of corporate governance at BlackRock. Because corporate governance practices evolve over time, our Board of Directors reviews and approves our Corporate Governance Guidelines, committee charters and other governance policies on an annual basis, if not more frequently, and updates them as necessary and appropriate.

In performing its role, our Board is guided by our Corporate Governance Guidelines in particular, which, among other things, address director responsibilities, director access to management, director orientation and continuing education, director retirement and the annual performance evaluations of the Board of Directors and Board Committees. The Board recently amended the Corporate Governance Guidelines to have the Governance Committee consider the periodic rotation of Committee members and Committee chairpersons as a means of introducing fresh perspectives and broadening and diversifying the views and experience represented on the Board’s Committees. The full text of our Corporate Governance Guidelines, Board Committee Charters, Code of Business Conduct and Ethics and other corporate governance policies are available on our website at www.blackrock.com under the headings “Our Firm / Investor Relations / Company Overview and Governance”.

Board Leadership

Combined Principal Executive Officer and Board Chairperson Positions

The Board regularly reviews and evaluates the Company’s governance structure. Mr. Fink serves as both BlackRock’s Chief Executive Officer and Chairman of the Board of Directors, which the Board of Directors has determined is the most appropriate and effective governance structure for the Company. Mr. Fink has served in this capacity since founding BlackRock in 1988 and, as such, brings over 25 years of strategic leadership experience and an unparalleled knowledge of BlackRock’s business, operations and risks to his role as Chairman of the Board.

The combined Chairman and Chief Executive Officer structure allows for robust and frequent communication between the Board and management of the Company. To further facilitate coordination with the independent directors and to ensure the exercise of independent judgment by the Board of Directors, the Board selects one of its members to serve as the lead independent director.

Lead Independent Director

The Board of Directors has appointed Thomas O’Brien to serve as the lead independent director. Mr. O’Brien is a senior member of the Board. His duties as the lead independent director include:

•	advising the Chairman on the selection of Committee chairpersons;

•	ensuring appropriate information is sent to the Board and working with the Chairman of the Board to identify agenda and other discussion items for Board meetings;

•	facilitating communication between the independent directors and the Chairman of the Board;

•	convening and leading executive sessions or special meetings of the Board’s independent directors; and

•	presiding at meetings of the Board in the absence of or at the request of the Chairman of the Board.

The lead independent director also has the authority to call additional meetings of the independent directors and is available for consultation or direct communication with major stockholders. Each of these responsibilities is set out in BlackRock’s Corporate Governance Guidelines.

Executive Sessions

Executive sessions of non-management directors are held at least quarterly. “Non-management directors” include all directors who are not BlackRock officers. Currently, Messrs. Fink and Kapito are the only BlackRock officers serving on the Board of Directors. Each session is chaired by Mr. O’Brien who has been appointed by the Board of Directors as the lead independent director. Any non-management director may request that an additional executive session be scheduled. At least once a year an executive session of only those directors determined to be “independent” within the meaning of the listing standards of the NYSE is held.

Board Committees

The Board of Directors has five committees: an Audit Committee, a Management Development and Compensation Committee (“MDCC”), a Nominating and Governance Committee (the “Governance Committee”), a Risk Committee and an Executive Committee. Below is a summary of our current Committee structure and membership information.

Chairperson	Member	Financial Expert

Committee Member(1)(2)	Audit Committee	Management Development and Compensation Committee	Nominating and Governance Committee	Risk Committee	Executive Committee
Independent Directors

Abdlatif Y. Al-Hamad

Mathis Cabiallavetta

Pamela Daley

Jessica P. Einhorn

Fabrizio Freda

Murry S. Gerber

James Grosfeld

David H. Komansky

Sir Deryck Maughan

Cheryl D. Mills

Gordon M. Nixon

Thomas H. O’Brien (Lead Independent Director)

Ivan G. Seidenberg

Marco Antonio Slim Domit

John S. Varley

Susan L. Wagner
Non-Independent Directors

Laurence D. Fink

Robert S. Kapito

William S. Demchak
Number of Meetings held in 2015	14	9	6	6	0

(1)	Consistent with the Board’s belief that Committee Chairpersons should be rotated periodically, on March 10, 2016, the Board appointed Ms. Daley to serve as Chairperson of the Audit Committee, Mr. Gerber to serve as Chairperson of the MDCC and Mr. Seidenberg to serve as Chairperson of the Governance Committee effective as of May 24, 2016. At such time, Messrs. Gerber, Komansky and O’Brien will conclude their service as Chairpersons of the Audit Committee, MDCC and Governance Committee, respectively.

(2)	On March 10, 2016, the Board appointed Sir Deryck to serve as a member of the Audit Committee and Ms. Daley to serve as a member of the Risk Committee effective as of May 24, 2016. At such time, Mr. Gerber will conclude his service as a member of the Risk Committee. As of May 24, 2016, Mr. Seidenberg and Ms. Daley will join the Executive Committee and Mr. Komansky will conclude his service on the Executive Committee.

The Board of Directors met seven times during 2015. In 2015, each nominated director attended at least 80% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period for which such director was a member of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which such director served, if any, during the periods served by such director except Mr. Al-Hamad. In 2015, Mr. Al-Hamad attended 68% of the total number of meetings of the Board and Committees on which he served. Directors are encouraged to and do attend the annual meetings of BlackRock stockholders. 17 of the then 18 directors attended the 2015 Annual Meeting of Stockholders.

The Audit Committee

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements.

In furtherance of the Audit Committee’s duties, it receives an internal audit report, an external audit update and a report on litigation, regulatory and material ethics matters. The internal audit plan for BlackRock is approved by the Audit Committee and regular reports on the progress and results of the internal audit program are provided to the Audit Committee by BlackRock’s Head of Internal Audit. The Head of Internal Audit also regularly attends Risk Committee meetings. BlackRock’s independent registered public accounting firm, Deloitte & Touche LLP, provides the regular audit update and BlackRock’s Chief Legal Officer or General Counsel provides the regular report on litigation, regulatory and material ethics matters. The Audit Committee also receives an annual report regarding compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). This financial controls report is prepared by the Head of Sarbanes-Oxley Compliance and presented by management. Aspects of these reports are presented to the full Board at least six times per year by the Chairperson of the Risk Committee, the Chairperson of the Audit Committee or the member of management responsible for the given subject area.

The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte & Touche LLP. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner and considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm. In addition, the Audit Committee is responsible for preparing the Audit Committee report as required by the SEC’s rules for inclusion in BlackRock’s annual Proxy Statement. The Audit Committee’s procedures for the pre-approval of audit and permitted non-audit services are described in “Item 3—Ratification of Appointment of Independent Registered Public Accounting Firm – Audit Committee Pre-Approval Policy.”

The Audit Committee regularly holds separate sessions with BlackRock’s management, internal auditors and independent registered public accounting firm. The Report of the Audit Committee is included on page 30.

The Board of Directors has determined that no member of the Audit Committee has any material relationship with BlackRock (either directly, or as a partner, stockholder or officer of an organization that has a relationship with BlackRock) and each such member is “independent” as defined in the NYSE listing standards and the applicable SEC rules. Furthermore, the Board of Directors has determined that each member of the Audit Committee is “financially literate”, as such qualification is interpreted by the Board of Directors based on its business judgment, qualifies as an

“audit committee financial expert”, as defined in the applicable SEC rules, and has accounting and related financial management expertise within the meaning of the NYSE listing standards. The Audit Committee satisfies the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes standards relating to audit committees in the following areas: the independence of audit committee members; the Audit Committee’s responsibility to select and oversee BlackRock’s independent auditor; procedures for handling complaints regarding BlackRock’s accounting practices; the authority of the Audit Committee to engage advisors; and funding for the independent auditor and any outside advisors engaged by the Audit Committee.

The Management Development and Compensation Committee

The MDCC is responsible for establishing the compensation of BlackRock’s executive officers, providing oversight of BlackRock’s employee benefit and compensation plans and reviewing, assessing and making reports and recommendations to the Board of Directors, as appropriate, on BlackRock’s talent development and the effective management of executive succession. The Board of Directors has determined that all of the members of the MDCC are “independent” within the meaning of the listing standards of the NYSE. Each of the MDCC’s members is also a “non-employee director”, as defined in the SEC rules under Section 16 of the Exchange Act, and is an “outside director”, as defined by Section 162(m) of the Internal Revenue Code.

Additional information on the MDCC’s processes and procedures for consideration of NEO compensation is addressed in the Compensation Discussion and Analysis beginning on page 33 and the Report of the MDCC on page 51.

The Nominating and Governance Committee

The Nominating and Governance Committee (the “Governance Committee”) is responsible for assisting the Board of Directors by: identifying individuals qualified to become members of the Board of Directors; recommending to the Board of Directors the director nominees for the next annual meeting of stockholders; recommending to the Board of Directors the Corporate Governance Guidelines applicable to BlackRock; leading the Board of Directors in its annual review of the Board of Directors’ performance; recommending to the Board of Directors director nominees for each Board committee; and overseeing BlackRock’s Related Persons Transaction Policy. The Board of Directors has determined that all of the members of the Governance Committee are “independent” within the meaning of the listing standards of the NYSE.

The Risk Committee

The Risk Committee is charged with assisting the Board of Directors with its oversight of the Company’s levels of risk, risk assessment and risk management, including enterprise and fiduciary risk. The Risk Committee has particular responsibility for overseeing designated areas of risk that are not the primary responsibility of another Committee of the Board or retained for the Board’s direct oversight, including the following:

Enterprise Risks

•	market risks from volatility in financial markets;

•	credit risk of default by indemnified securities lending counterparties;

•	operational risks from failed or inadequate processes relating to (i) operations, (ii) new products and services, (iii) third-party vendor relationships and (iv) model risk;

•	the impact of firm-wide risk assessments: the quantification and analysis of requirements (liquidity, insurance, capital or other risk mitigation) associated with the Company’s key risks;

•	risks related to regulatory reform; and

•	technology risks relating to information security, business continuity/resiliency and system capacity.

Fiduciary Risks

•	investment risks being taken on behalf of clients in their portfolios or accounts;

•	counterparty risks of default by client counterparties; and

•	pricing and valuation risk that Company counterparties misprice assets in client portfolios or accounts.

The Risk Committee, along with BlackRock’s Enterprise Risk Management Committee, also regularly reviews a detailed risk profile report prepared by the Chief Risk Officer which covers a wide range of topics and potential issues that could impact BlackRock. These issues include, among other matters, investment performance, contractually indemnified risks, investment risks and counterparty risks of its asset management activities, balance sheet risks, business continuity risks, including those related to natural disasters or terrorist attacks, risks related to financial crimes, fraud, and other operational risks. The Risk Committee engages the Company’s key risk management executives on the framework for risk management within BlackRock and the process for actively identifying adverse events and/or circumstances relevant to BlackRock’s objectives and activities as well as risk management roles, policies and responsibilities. The Risk Committee also reviewed and discussed with management the Risk Factors included in the 2015 Form 10-K and received reports from members of management responsible for identifying and monitoring these risks.

Role of the Board of Directors in the Oversight of Risk Management

The Board of Directors has ultimate responsibility for oversight of BlackRock’s risk management activities. The Risk, Audit, MDCC and Governance Committees assist the Board in fulfilling this important role. The Risk Committee has responsibility for overseeing designated fiduciary and corporate risks and such other areas of risk as may be referred to it by the Board of Directors. The Audit Committee is focused on overseeing the integrity of BlackRock’s financial statements, the effectiveness of the internal control environment, the internal audit function and the external auditors. The MDCC has responsibility for overseeing risks associated with the Company’s compensation practices and the effective management of executive succession. The Governance Committee is focused on overseeing risks related to Board of Directors succession and other corporate governance matters.

The Risk, Audit, MDCC and Governance Committees report to the full Board at least six times a year with updates on their areas of designated risk oversight responsibilities. These Committees work together and with the full Board to help ensure that the Committees and the Board have received all information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management activities.

The Executive Committee

The Executive Committee has all the powers of the Board of Directors, except as prohibited by applicable law, the PNC Stockholder Agreement and BlackRock’s Amended and Restated Bylaws, and except to the extent another Committee has been accorded authority over the matter. The Executive Committee exercises such powers between meetings of the Board of Directors. It is anticipated that the Executive Committee will only meet if a quorum for a full Board of Directors meeting cannot be obtained between regular meetings for emergency business.

Director Independence

The Board of Directors annually determines the independence of directors in accordance with the listing standards of the NYSE. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with BlackRock. The Board of Directors has adopted categorical standards to assist it in determining whether or not certain relationships between the members of the Board of Directors and BlackRock or its affiliates and subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of the listing standards of the NYSE. The categorical standards provide that the following relationships are not material for such purposes:

•	relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking or other financial service relationships, so long as the services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•	relationships with companies of which a director is a stockholder or partnerships of which a director is a partner, provided the director is not a principal stockholder of the Company or a principal partner of the partnership;

•	contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director or trustee if (i) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year, and (ii) the charitable organization is not a family foundation created by the director or an immediate family member of the director; and

•	relationships involving a director’s relative unless the relative is an immediate family member of the director.

As part of its determination, the Board of Directors also considered the relationships described under “—Certain Relationships and Related Transactions.” Following its review, the Board of Directors has determined that Ms. Daley, Ms. Einhorn, Ms. Mills and Ms. Wagner and Messrs. Al-Hamad, Cabiallavetta, Freda, Gerber, Grosfeld, Komansky, Maughan, Nixon, O’Brien, Seidenberg, Slim and Varley are “independent” as defined in the NYSE listing standards and that none of the relationships between such directors and BlackRock are material under the NYSE listing standards. Following the 2016 Annual Meeting of Stockholders, assuming the nominated Directors are re-elected, BlackRock’s Board of Directors is expected to consist of 19 Directors, 16 of whom, representing approximately 85% of the Board, will be “independent” as defined in the NYSE listing standards.

2015 DIRECTOR COMPENSATION

Our bylaws provide that directors shall receive compensation, including fees and reimbursement of expenses, for their services as the Board of Directors may determine from time to time. The objective of BlackRock’s director compensation programs is to enable the Company to attract, motivate and retain directors capable of making significant contributions to the long-term success of the Company, consistent with stockholder interests.

In order to align the interest of directors with the interests of stockholders, our independent directors are required to own and maintain a minimum target number of shares, equivalent to five times the annual board retainer, or $375,000. The MDCC’s charter charges it with responsibility for regular reviews of the non-employee director pay program. The MDCC engages an independent compensation consultant, Semler Brossy Consulting Group LLC (“Semler Brossy”), to periodically assess the pay program to evaluate director compensation practices, trends in the broader marketplace and BlackRock’s competitive position.

The table below sets forth the elements of director compensation provided by BlackRock in 2015.

Board Service(1)
Board Annual Retainer(1)	$75,000
Annual RSUs(2)	$150,000
Board Meeting Fees(1)	$1,500

Committee Service
Committee Meeting Fees(1)	$1,000

Committee Annual Retainer(1)	Chairperson		Member
Audit	$30,000		$15,000
MDCC	$20,000		$10,000
Nominating and Governance	$25,000	(3)	$5,000
Risk	$15,000		$5,000

(1)	New Board members rotating through Committees receive one general Committee retainer and Committee meeting fees for the meetings they attend. Retainers and meeting fees are paid in January, April, July and October, based on service during the prior quarter. From time to time, the Company also makes available, as an accommodation to all of its Directors upon request, basic office space at its existing locations and administrative support, as needed.

(2)	Annual award granted on the last day of the first quarter of each year to all directors serving on that date and delivered on the earlier of (i) the third anniversary of the date of grant and (ii) the date such director ceases to be a member of the Board of Directors.

(3)	Based on the combination of the roles of the lead independent director and the Chairperson of the Governance Committee.

Directors in 2015 who were also employees of BlackRock or designees of PNC are not listed in the below table because they did not receive compensation for serving as directors or committee members. In 2015, directors who were not employees of BlackRock or designees of PNC each received the amounts set forth in the below table and were also reimbursed for reasonable travel and related expenses. Each director who received compensation received at least $25,000 of his or her annual retainer, or a pro rata portion thereof in the event that a director’s service is less than a full year, in the form of BlackRock common stock. In addition, each director who received compensation had the right to elect to receive BlackRock common stock in lieu of all or a portion of his or her annual Board and Committee retainers in excess of $25,000.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)(3)
Abdlatif Y. Al-Hamad	100,500	150,000	250,500
Mathis Cabiallavetta	136,500	150,000	286,500
Pamela Daley	114,500	150,000	264,500
Jessica P. Einhorn	96,500	150,000	246,500
Fabrizio Freda	95,000	150,000	245,000
Murry S. Gerber	158,500	150,000	308,500
James Grosfeld	111,000	150,000	261,000
David H. Komansky	111,000	150,000	261,000
Deryck Maughan	123,500	150,000	273,500
Cheryl D. Mills	104,500	150,000	254,500
Gordon M. Nixon	33,250	—	33,250
Thomas H. O’Brien	144,500	150,000	294,500
Ivan G. Seidenberg	125,500	150,000	275,500
Marco Antonio Slim Domit	114,500	150,000	264,500
John S. Varley	113,500	150,000	263,500
Susan L. Wagner	96,500	150,000	246,500

(1)	Ms. Daley and Messrs. Al-Hamad, Freda, Grosfeld, Maughan, Nixon, Seidenberg and Slim elected to receive all of their annual retainers and/or meeting fees in the form of BlackRock common stock. Ms. Einhorn, Mills and Wagner and Messrs. Cabiallavetta, Gerber, Komansky, O’Brien and Varley elected to receive a portion of their annual retainers and/or meeting fees in the form of BlackRock common stock. To the extent each director elected to receive his or her annual retainer and/or meeting fees in the form of BlackRock common stock, a number of shares were awarded to the applicable director on March 31, June 30, September 30 and December 31, 2015, respectively, based on closing market prices on such dates of $365.84, $345.98, $297.47 and $340.52, respectively. The entire expense for these awards was recorded on the date of grant.

(2)	Includes the annual RSU grants to each director of 410 RSUs of BlackRock with a grant date fair value of $150,000 pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 14 to the consolidated financial statements in our 2015 Form 10-K. As of December 31, 2015, each non-employee director had the following outstanding RSUs: 886 shares for each of Ms. Daley and Ms. Mills and 1,469 shares for each of Messrs. Al-Hamad, Cabiallavetta, Freda, Gerber, Grosfeld, Komansky, Maughan, O’Brien, Seidenberg, Slim, Varley, Ms. Einhorn and Ms. Wagner. The RSUs are fully vested on the grant date and are settled on the earlier of the third anniversary of the grant date or the director’s departure from the Board of Directors.

(3)	The total amounts in this column may not equal the sum of the amounts reflected in the preceding columns due to amounts being rounded to the nearest whole number.

Other Corporate Governance Matters

Policy Engagement, Transparency and Protecting Investors

As part of our responsibilities to our stockholders and clients, BlackRock advocates for public policies the Company believes are in our stockholders’ and clients’ long-term best interests. BlackRock supports the creation of regulatory regimes that increase financial market transparency, protect investors and facilitate responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs. BlackRock comments on public policy topics through, among other methods, our published ViewPoints, which examine public policy issues and assess their implications for investors, and through comment letters and consultation responses that we submit to policy makers. We believe in the value of open dialogue and transparency on these important public policy issues; our position papers and letters are all available to the public on the “News & Insights” page of the BlackRock website at www.blackrock.com.

Our engagement with policy makers and advocacy on public policy issues is coordinated by our Government Relations and Public Policy (“Public Policy”) team. Members of the Public Policy team work closely with the Company’s business and legal teams to identify legislative and regulatory priorities, both regionally and globally, that will protect investors, increase stockholder value and facilitate responsible economic growth. The head of Public Policy is a member of the Company’s Global Executive and Operating Committees and regularly briefs these committees on BlackRock’s public policy priorities and related advocacy efforts. In addition, the head of Public Policy also attends meetings of the Board’s Risk Committee and keeps Directors apprised of, and engaged in, the Company’s legislative and regulatory priorities and advocacy initiatives.

As part of the Company’s engagement in the public policy process, BlackRock participates in a number of trade organizations and industry groups, such as the Business Roundtable, the Investment Company Institute, the Financial Services Roundtable, the European Fund and Asset Management Association and the Alternative Investment Management Association. The Company makes payments to these organizations, including membership fees and/or dues. However, BlackRock does not control these entities and may not always be aware of the entities’ activities. We recognize that these organizations and groups represent numerous other companies and there may be instances where their positions on certain issues diverge from those of BlackRock.

As an asset manager, BlackRock focuses on issues that impact the asset management industry and the clients for whom we act as agent in managing assets. In general, BlackRock’s efforts are focused at the national or regional level, rather than at a state-specific level.

Our ability to engage policy makers and participate in the public policy arena is subject to extensive laws and regulations at the international, federal, state and local levels. BlackRock does not contribute corporate funds to candidates, political party committees or political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. Although permitted under federal law, BlackRock has also voluntarily elected not to spend corporate funds directly on independent expenditures (expenditures for communications that support or oppose a candidate and are not coordinated with a candidate, campaign or political party), including electioneering communications. Employees of the Company are required to submit all proposed political contributions to our Legal and Compliance Department to determine if such contributions are consistent with applicable legal restrictions. BlackRock maintains a federal political action committee that is funded in accordance with applicable federal law on a voluntary basis by U.S.-based employees of the Company. The political action committee makes contributions at the federal level on a bi-partisan basis consistent with the Company’s contribution policies and public policy goals and publicly discloses its contributions to the Federal Election Commission.

Board Evaluations

The effectiveness of the Board and its Committees is critical to the success of the Company and to the protection of stockholders’ long-term interests. To ensure their effectiveness, the Board and each Committee conduct annual self-evaluations to identify and assess areas for improvements. The assessments, conducted through tailored questionnaires, focus on Board and Committee performance, effectiveness and contributions to BlackRock, as well as meeting agendas, Board composition, Board processes, meeting dynamics and access to resources and senior management. The Governance Committee reviews all Director responses to the questionnaires and shares the committee evaluations with the Chairpersons of the Audit, MDCC and Risk Committees. In addition, the lead independent director along with the Chairman meet periodically with Directors on an individual basis to discuss Board and Committee performance, effectiveness and composition. The lead independent director provides the full Board with a summary of the results of the questionnaires and additional feedback received from individual Directors.

Stockholder Engagement and Outreach

We conduct stockholder outreach throughout the year to engage with stockholders on issues that are important to them. We report back to our Board on normal course engagement as well as specific issues that need to be addressed.

Our Investor Relations team, the Corporate Secretary and other members of management engage on a regular basis with stockholders to solicit feedback on a variety of corporate governance matters, including but not limited to executive compensation, corporate governance policies and corporate sustainability practices. BlackRock also routinely interacts and communicates with stockholders through a number of other forums, including quarterly earnings presentations, SEC filings, the Annual Report and proxy statement, the annual stockholder meeting, investor conferences and web communications. We share stockholder feedback and trends, and developments regarding corporate governance matters with our Board and its Committees as we seek to enhance our governance practices and transparency of those practices to our stockholders.

In 2015, BlackRock engaged in dialogue with a number of BlackRock’s stockholders on the subject of proxy access to better understand their views. Those discussions helped to inform the management proposal in Item 4 of this Proxy Statement to amend the Company’s bylaws to implement proxy access.

Also see “—Compensation Discussion & Analysis – Stockholder Alignment” on pages 33 to 34 for a discussion of our compensation related stockholder engagement initiatives and our historical say-on-pay vote results.

Communications with the Board

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, any Board of Directors Committee or any Chairperson of any such Committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to:

BlackRock, Inc. Attn: Board of Directors c/o Corporate Communications Department 55 East 52nd Street New York, New York 10055

To communicate with any of our directors electronically, stockholders should go to the BlackRock website at www.blackrock.com. Under the headings “Our Firm / Investor Relations / Company Overview & Governance / Contact Our Board of Directors”, you will find a link that may be used for writing an electronic message to the Board of Directors, the lead independent director, any individual director or any group or committee of directors.

All communications received as set forth in the preceding paragraph will be reviewed by BlackRock’s Corporate Communications and Legal and Compliance Departments and the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Stockholders are encouraged to visit the “Our Firm / Investor Relations / Company Overview & Governance” page of the BlackRock website at www.blackrock.com to see the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and additional information about BlackRock’s Board of Directors and its Committees and corporate governance policies. In addition, the charters for each of the Audit Committee, the MDCC, the Governance Committee, the Risk Committee and the Executive Committee can be found at the same website address. BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website. Further, BlackRock will provide a copy of these documents without charge to each stockholder upon written request. Requests for copies should be addressed to the Corporate Secretary at the address provided on page 2 of this Proxy Statement.

Other Executive Officers

In addition to Messrs. Fink and Kapito, whose biographical information is set forth above on pages 11 and 13 respectively, the following is a list of individuals serving as executive officers of BlackRock as of the date of this Proxy Statement, each of whom also serves on BlackRock’s Global Executive Committee (“GEC”). All of BlackRock’s executive officers serve at the discretion of the Board or Chief Executive Officer.

David J. Blumer (age 47), Senior Managing Director, has been Head of the Europe, Middle East and Africa (“EMEA”) region of BlackRock since 2013. Prior to joining BlackRock, Mr. Blumer worked at Swiss Re Ltd., where he most recently served as the Chief Investment Officer (“CIO”). In addition to his CIO role, Mr. Blumer also held other senior positions at Swiss Re Ltd. after joining in 2008, including Head of Asset Management, Chairman of Admin Re and a member of the Executive Committee.

Robert W. Fairbairn (age 50), Senior Managing Director, has overseen BlackRock’s Global Retail and iShares® businesses since 2012. Mr. Fairbairn was Head of the Global Client Group from 2009 to 2012 and Vice Chairman and Chairman of BlackRock’s EMEA Pacific business from 2006 to 2009.

Robert L. Goldstein (age 42), Senior Managing Director, has been Chief Operating Officer of BlackRock since 2014 and has led BlackRock Solutions® since 2009. Mr. Goldstein was the Head of BlackRock’s Institutional Client Business from 2012 to 2014. Mr. Goldstein has spent his entire career at BlackRock, beginning in 1994 as an analyst in the Company’s Portfolio Analytics Group.

J. Richard Kushel (age 49), Senior Managing Director, has been Global Head of Multi-Asset Strategies since February 2016. From 2014 to 2016, Mr. Kushel was Chief Product Officer and Head of Strategic Product Management of BlackRock, from 2012 to 2014, he was Deputy Chief Operating Officer of BlackRock, from 2010 to 2012, he was the Head of the Portfolio Management Group of BlackRock, and from 2009 to 2010, he was the Chairman of BlackRock’s International platform. Prior to that, Mr. Kushel headed BlackRock’s International Institutional platform and BlackRock’s Alternatives and Wealth Management Groups. Mr. Kushel has been with BlackRock since 1991.

Matthew J. Mallow (age 72), Senior Managing Director, has been Chief Legal Officer of BlackRock since 2015. Mr. Mallow served as General Counsel of BlackRock from 2012 until 2015 and has been a senior advisor to BlackRock’s Legal and Compliance Department since 2010. Previously, Mr. Mallow was a partner at Skadden, Arps, Slate, Meagher & Flom LLP from 1982 to 2010, where he served as head of the Corporate Finance Department.

Mark S. McCombe (age 49), Senior Managing Director, has been Global Head of BlackRock’s Institutional Client Business as well as Chairman of BlackRock Alternative Investors since 2014. From 2012 to 2014, Mr. McCombe was Chairman of the Asia Pacific region of BlackRock. Before joining BlackRock, Mr. McCombe served as Chief Executive Officer in Hong Kong for The Hong Kong and Shanghai Banking Corporation Limited from 2010 to 2011. He was also a Group General Manager of HSBC plc, Non-Executive Director of Hang Seng Bank Ltd., and Chairman of HSBC Global Asset Management (HK) Ltd. Prior to 2010, Mr. McCombe was Chief Executive of HSBC Global Asset Management from 2007 to 2010.

Gary S. Shedlin (age 52), Senior Managing Director, has been Chief Financial Officer of BlackRock since 2013. Prior to joining BlackRock, Mr. Shedlin was Vice Chairman, Investment Banking and a Managing Director in the Financial Institutions Group at Morgan Stanley from 2010 to 2013. Prior to that, Mr. Shedlin worked at Citigroup from 2004 to 2010, where he most recently served as Chairman of the Financial Institutions Group. Previously, Mr. Shedlin worked at Lazard Ltd. from 1990 to 2004, where he served as Managing Director and the Co-Head of the Financial Institutions Group.

Ryan D. Stork (age 44), Senior Managing Director, has been BlackRock’s Chairman, Asia Pacific since 2014. From 2008 to 2014, Mr. Stork was Global Head of the Aladdin® business within BlackRock Solutions and from 2005 to 2008 he was based out of BlackRock’s London office and responsible for business development and client service across the region. Between 1999 and 2005, Mr. Stork worked within BlackRock’s institutional business. Prior to joining BlackRock, Mr. Stork worked at PennCorp Financial Group and Conning Asset Management.

Jeffrey A. Smith, Ph.D. (age 45), Senior Managing Director, has been Head of Global Human Resources of BlackRock since 2009. Prior to joining BlackRock in 2009, Dr. Smith was the Global Head of Human Resources of Barclays Global Investors since 2007.

REPORT OF THE AUDIT COMMITTEE

In accordance with, and to the extent permitted by, the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of BlackRock’s future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. For a more detailed description of the Audit Committee’s responsibilities, see “Board Committees – The Audit Committee” under “Item 1—Election of Directors.” The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of BlackRock in conformity with generally accepted accounting principles in the United States.

The Audit Committee has reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte & Touche LLP, BlackRock’s independent registered public accounting firm for 2015.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 16 – Communications with the Audit Committee.

The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP, and has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Murry S. Gerber, Chairperson

Mathis Cabiallavetta

Pamela Daley

Thomas H. O’Brien

Ivan G. Seidenberg

Marco Antonio Slim Domit

John S. Varley

OWNERSHIP OF BLACKROCK COMMON AND PREFERRED STOCK

Common Stock

The following table sets forth certain information with respect to the beneficial ownership of BlackRock’s voting securities as of March 31, 2016 by: (i) each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock; (ii) each of BlackRock’s directors; (iii) each of the executive officers, other than Mr. Hallac, named in the 2015 Summary Compensation Table; and (iv) all of BlackRock’s executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following Security Ownership Table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 31, 2016, through the exercise of any option, warrant or right.

As of March 31, 2016, there were 163,587,221 shares of BlackRock’s common stock outstanding.

	Amount of beneficial ownership of common stock(1)	Percent of common stock outstanding
The PNC Financial Services Group, Inc. and affiliates(2) One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222	34,642,612	21.2%

Wellington Management Company, LLP(3) 280 Congress Street Boston, MA 02210	9,455,217	5.8%

Norges Bank (The Central Bank of Norway)(4) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo, Norway	9,351,036	5.7%

Abdlatif Yousef Al-Hamad	4,226	*
Mathis Cabiallavetta(5)	4,938	*
Pamela Daley	756	*
William S. Demchak	—	—
Jessica P. Einhorn	908	*
Laurence D. Fink(5)(6)	1,120,207	*
Fabrizio Freda	1,704	*
Murry S. Gerber	38,141	*
Robert L. Goldstein	29,566	*
James Grosfeld(7)	520,483	*
Robert S. Kapito(5)(6)(8)	750,541	*
David H. Komansky	8,571	*
Sir Deryck Maughan	9,039	*
Cheryl D. Mills	366	*
Gordon M. Nixon	88	*
Thomas H. O’Brien(5)	14,528	*
Ivan G. Seidenberg	10,485	*
Gary S. Shedlin	10,980	*
Marco Antonio Slim Domit	1,986	*
John S. Varley	1,467	*
Susan L. Wagner(6)	645,907	*

All directors, director nominees and executive officers as a group (29 persons)(5)(6)	3,571,045	2.2%

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.

(1)	Does not include unvested restricted stock (“RS”), unvested/unsettled restricted stock units (“RSUs”) and unvested stock options.

(2)	Based on the Schedule 13G of The PNC Financial Services Group, Inc. and affiliates filed on February 12, 2016.

(3)	Based on the Schedule 13G of Wellington Management Company, LLP filed on February 16, 2016.

(4)	Based on the Schedule 13G of Norges Bank (The Central Bank of Norway) filed on February 11, 2016.

(5)	Includes shares of BlackRock common stock held jointly, indirectly and/or in trust (other than shares the beneficial ownership of which has been disclaimed).

(6)	Includes shares of BlackRock common stock subject to employee stock options and either exercisable as of March 31, 2016 or exercisable within 60 days of that date. The shares subject to such options are as follows: for Ms. Wagner (126,087 shares) and for all directors and executive officers as a group (150,094 shares). All other non-management directors do not own any options.

(7)	Excludes 175,000 shares of BlackRock common stock held by three entities in which Mr. Grosfeld’s children hold a majority of the economic interest. Mr. Grosfeld has disclaimed beneficial ownership of these shares.

(8)	Excludes 468,794 shares held in trusts for the benefit of Mr. Kapito, over which Mr. Kapito does not have voting or dispositive power.

Preferred Stock

As of March 31, 2016, there were 823,188 shares of BlackRock’s Series B non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $0.01 per share (the “Series B Preferred Stock”), and 763,660 shares of BlackRock’s Series C non-voting convertible participating preferred stock issued and outstanding, which has a liquidation preference of $40.00 per share (the “Series C Preferred Stock”). As of March 31, 2016, PNC owned all issued and outstanding shares of our Series B Preferred Stock and Series C Preferred Stock.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

INTRODUCTION

The Compensation Discussion and Analysis (“CD&A”) provides information about the Company’s 2015 performance, 2015 compensation decisions for our NEOs, listed below, and our disciplined compensation approach.

Laurence D. Fink	Chairman and Chief Executive Officer (“CEO”)
Robert S. Kapito	President
Charles S. Hallac	Co-President (in memoriam)(1)
Robert L. Goldstein	Chief Operating Officer (“COO”)
J. Richard Kushel	Chief Product Officer (“CPO”) and Global Head of Strategic Product Management(2)
Gary S. Shedlin	Chief Financial Officer (“CFO”)

(1)	Mr. Hallac was the former Co-President of BlackRock, member of the Company’s GEC and Co-Chair of its Global Operating Committee. He passed away on September 9, 2015.

(2)	Mr. Kushel was CPO and Global Head of Strategic Product Management from 2012 to 2016. He was appointed head of the Multi-Asset Strategies Group in February 2016.

STOCKHOLDER ALIGNMENT

Our compensation philosophy was designed to align management incentives with the long-term interests of our stockholders. Our Board recognizes the importance of executive compensation decisions to our stockholders. The annual say-on-pay advisory vote provides our stockholders with the opportunity to:

•	evaluate our executive compensation philosophy, policies and practices;

•	evaluate the alignment of the compensation of BlackRock’s NEOs with the Company’s results; and

•	cast an advisory vote to approve the compensation of BlackRock’s NEOs.

At the 2015 Annual Meeting of Stockholders, the say-on-pay advisory vote received majority support, with 98% of the votes cast approving the advisory vote on executive compensation. The BlackRock Board of Directors encourages an open and constructive dialogue with stockholders on compensation and other governance issues, as a means to ensure BlackRock’s policies remain aligned with stockholders’ interests.

Stockholder input was considered by the MDCC in instituting the CEO and President compensation framework as well as the BlackRock Performance Incentive Plan (“BPIP”) awards, which are highlighted below and described in further detail in this CD&A. We engaged stockholders in advance of this year’s annual meeting to incorporate their views as we continue to enhance our compensation programs and practices.

BLACKROCK STOCKHOLDER VALUE FRAMEWORK

BlackRock is committed to delivering long-term stockholder value. While our financial results can, at times, be affected by global capital market conditions that are beyond our control, management does have the ability to influence key drivers of stockholder value. BlackRock’s framework for long-term value creation is predicated on generating differentiated organic growth, leveraging scale to increase operating margins over time and returning capital to stockholders on a consistent basis, as depicted below. BlackRock’s diversified platform, in terms of style, product, client and geography, enables it to generate more stable cash flows through market cycles, positioning BlackRock to invest for the long-term by striking an appropriate balance between investing for future growth and practical discretionary expense management (refer to “Business Outlook” on page 32 of our 2015 Form 10-K for more details).

BlackRock’s commitment to delivering stockholder value is aligned with the way we manage our business. By putting our clients’ interests first and delivering investment solutions to meet their objectives, we are able to build our business organically, adding new assets under management (“AUM”) and, in turn, driving organic revenue generation. Scale is an important driver of operating leverage that affects our operating margin. We take advantage of scale in numerous areas of our business including through our index-based investment strategies, brand spend and technology platform and the associated Aladdin business. We are committed to a consistent and predictable capital management policy. During 2015, we returned $2.6 billion to our stockholders through share repurchases and dividends.

2015 PERFORMANCE

BlackRock’s 2015 results demonstrated the strength and stability of our diversified, multi-client platform. Full-year results reflected organic growth, continued operating leverage and consistent capital management. Investment performance results across our active and index strategies as of December 31, 2015 are set forth in Item 1 of our 2015 Form 10-K.

Long-term organic asset growth of 4% in 2015 helped drive Organic Revenue (as described on page 37) of $489 million:

•	Long-term net inflows of $152 billion reflected positive long-term net inflows across all regions, client businesses and asset classes;

•	Flows contributed to long-term annual organic asset growth of 7% in Retail, 13% in iShares and organic decay of (1)% in Institutional client businesses;

•	BlackRock Solutions achieved 2% revenue growth; and

•	Revenue rose 3% from 2014 to $11,401 million.

Operating income growth was driven by revenue growth and expense discipline:

•	As adjusted operating income of $4,695 million was 3% higher than 2014;

•	As adjusted operating margin of 42.9% was flat relative to 2014; and

•	As adjusted compensation and benefits expense-to-revenue ratio was 34.9%, representing an increase of 70 basis points (“bps”) from 2014.

Our commitment to consistent capital management contributed to growth in EPS and dividends per share. We use our cash first to invest in our business, and then return the balance to shareholders. Our capital repatriation strategy is balanced between dividends, where we target a 40-50% payout ratio, and a consistent share repurchase program:

•	The repurchase of $1.1 billion of outstanding shares drove a reduction in net share count of 1.3 million shares of BlackRock common stock;

•	Full-year as adjusted diluted EPS of $19.60 increased 1% from $19.34 in 2014; and

•	The payment of an annual dividend of $8.72 per share reflected an increase of 13% from $7.72 in 2014.

Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with generally accepted accounting principles in the United States, please see our 2015 Form 10-K.

2015 COMPENSATION

Compensation Program Objectives

Our compensation program is designed to:

•	appropriately balance the Company’s financial results between stockholders and employees;

•	determine overall compensation based on a combination of Company and individual employee performance;

•	align the interests of our senior-level employees, including NEOs, with those of stockholders through the use of long-term performance-based equity awards and accumulation of meaningful share ownership positions;

•	discourage excessive risk-taking; and

•	attract, motivate and retain high-performing employees.

Enhancements to CEO and President Compensation Structure

Our compensation program for NEOs continues to include base salary, annual incentive awards (cash and deferred equity) and long-term performance-based incentive awards, as described on pages 39 to 42. In 2014, the MDCC approved an enhanced compensation framework to more closely align pay and performance for the CEO and President, Mr. Fink and Mr. Kapito, respectively.

Under this program, target annual cash incentive awards (“cash bonus”) have been established at $8.0 million and $6.5 million for the CEO and President, respectively. Actual cash bonuses can range from 0% up to a maximum of 125% ($10.0 million and $8.125 million for the CEO and President, respectively) of the target amount. To determine the actual cash bonus amount, the MDCC used the framework below to assess individual performance.

Category	% of Award Opportunity	Measures Generally Include (internal BlackRock metrics and/or peer comparisons may be considered)
Financial Performance	50%	• Net New Business • Organic Revenue • Total Revenue • Operating Income • Operating Margin, As Adjusted • Net Income • EPS
Business Strength	30%	• Relative Investment Performance Across Alpha and Beta Strategies • Client Retention and Client Relationship Strength • Risk Management • Operational Performance
Organizational Strength	20%	• Employee Engagement • Leadership Bench Strength and Succession Plans • Inclusiveness and Diversity Objectives

The categories are supported by performance measures detailed on pages 45 and 46. The MDCC maintains discretion in setting the final awards in order to determine the quality of the outcomes and to reflect the executives’ ability to adapt to the evolving business environment throughout the year.

In addition to the annual cash incentive awards, the MDCC expects to continue to make annual equity awards to both Mr. Fink and Mr. Kapito, with at least half of such equity awards being long-term and contingent on future financial or other business performance requirements.

BlackRock Performance Incentive Plan (“BPIP”)

BlackRock believes in aligning the interests of our senior-level employees, including NEOs, with those of stockholders, and in closely aligning compensation with long-term performance.

In January 2015, the MDCC approved a new form of performance-based equity award, referred to as BPIP awards, following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, stockholder input and market trends with the advice of the MDCC’s independent compensation consultant, Semler Brossy. BPIP was designed to further align compensation with management’s long-term creation of stockholder value.

Each NEO was granted a BPIP award in January 2015 as part of his incentive compensation in respect of 2014 performance. Similarly, a portion of each NEO’s incentive compensation for 2015 was in the form of a BPIP award granted in January 2016. In addition to recognizing an NEO’s performance in the prior year, the BPIP awards are intended to incentivize continued performance and long-term focus over a multi-year period. The January 2016 BPIP grants are described in further detail below.

BPIP is tied to two key drivers of stockholder value – Organic Revenue and Operating Margin, as adjusted – that are directly influenced by BlackRock’s senior-level employees across market cycles. Organic Revenue is a measure of the annualized revenue impact of BlackRock’s ability to generate net new business and bring new client relationships onto Aladdin. Operating Margin, as adjusted, is a measure of BlackRock’s ability to efficiently manage our expense base in the context of the revenue we generate. BlackRock is focused on achieving the right balance of investing in our business to drive growth in Organic Revenue, and the impact those investments have on our expense base and Operating Margin, as adjusted.

BPIP awards are granted in the form of RSUs that vest after three years. The number of shares vesting under BPIP is based on the attainment of specified Organic Revenue and Operating Margin, as adjusted, levels.

The January 2016 BPIP awards have a three-year performance period that commenced on January 1, 2016 and ends on December 31, 2018. Each BPIP award consists of a “base” number of RSUs granted to the recipient (refer to “January 2016 BPIP Grant: Example” on page 39). Distributions will be in the form of common stock. The number of shares that a recipient ultimately receives upon settlement will be equal to the base number of RSUs granted, multiplied by a percentage determined in accordance with the Award Determination Matrix below. The percentage will be determined by BlackRock’s annual average Organic Revenue and Operating Margin, as adjusted, during the performance period; performance between two adjacent points on the matrix will be extrapolated. A summary version of the matrix is set forth below.(1)

	January 2016 BPIP Award Determination Matrix
		3-yr Average Organic Revenue ($M)
		<=0	250	450	650	>=850
3-yr Average Op Margin, as Adjusted	>=48.0%	100%	118%	133%	149%	165%
	46.0%	83%	107%	122%	138%	154%
	44.0%	67%	94%	111%	127%	143%
	42.0%	50%	78%	100%	116%	133%
	40.0%	33%	61%	83%	105%	122%
	38.0%	17%	44%	67%	92%	111%
	<=36.0%	0%	28%	50%	75%	100%

If target level performance is achieved (i.e., during the performance period, BlackRock has average annual Organic Revenue equal to $450 million and average annual Operating Margin, as adjusted, equal to 42.0%), a participant will receive a number of shares equal to 100% of the base number of units granted to the participant. If during the performance period, BlackRock has zero or negative average Organic Revenue and average Operating Margin, as adjusted, of 36.0% or less, the participant will not be entitled to a distribution of any shares under BPIP. The maximum number of shares a participant may receive under BPIP is equal to 165% of the base number of units. (A participant will receive the maximum number of shares if, during the performance period, BlackRock were to deliver average Organic Revenue equal to or greater than $850 million and average Operating Margin, as adjusted, equal to or greater than 48%).

As shown in the example below, if, during the performance period, BlackRock were to deliver average Organic Revenue of $650 million and average Operating Margin, as adjusted, of 42%, then a recipient receiving a BPIP award valued at $2.0 million in January 2016 would receive a distribution of 7,834 shares, or 116% of the base number of RSUs granted.

(1)	Organic Revenue and Operating Margin, as adjusted, are non-GAAP financial measures. Organic Revenue for a year is equal to the sum of (i) annualized investment advisory and administration fees generated by the Company in such year relating to the sale/redemption of products or the provision of services to new or existing clients in accordance with the Company’s AUM policy (excluding (A) fees from the Company’s cash management and securities lending businesses and (B) fees derived from capital gains and dividend reinvestment) and (ii) annualized recurring revenue generated by the Company in such year from the sale/notified loss of Aladdin products and services to new or existing clients. For a description of how Operating Margin, as adjusted, is calculated, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” on our 2015 Form 10-K.

January 2016 BPIP Grant: Example
BPIP Award Value For Performance Year 2015 and in anticipation of continued performance and long-term focus over a multi-year period	$2,000,000
2015 Conversion Price The average of the high and low prices per share of common stock of BlackRock on January 19, 2016	$296.12
Base number of units granted Determined by dividing the dollar value of the recipient’s award by the conversion price	6,754 ($2,000,000 / $296.12)
Hypothetical Performance Results Jan 1, 2016 to Dec 31, 2018 (3-year) average Organic Revenue Jan 1, 2016 to Dec 31, 2018 (3-year) average Operating Margin, as adjusted	$650M (i.e., above target) 42% (i.e., at target)
Resulting Award Payout (%) Based on Award Determination Matrix	116%
Resulting Award Payout (Number of units) Base number of units granted x Award Payout %	7,834 (6,754 x 116%)

Compensation Structure for NEOs

Our commitment to an executive compensation program designed to align pay with performance and embody the other principles set out on page 36 is demonstrated in the total annual compensation structure described below.

*	Excludes Mr. Hallac, the former Co-President of BlackRock, who passed away on September 9, 2015.

(1)	All grants of BlackRock equity (including the portion of the annual incentive awards granted in RS or RSUs and the BPIP awards) are approved by the MDCC under the Second Amended and Restated 1999 Stock Award and Incentive Plan, which has been previously approved by stockholders. The Second Amended and Restated 1999 Stock Award and Incentive Plan allows multiple types of award vehicles to be granted.

(2)	For 2015 annual incentive awards, the value of the equity portion of the bonus was converted into RS or RSUs by dividing the award value by $296.12, which represented the average of the high and low prices per share of common stock of BlackRock on January 19, 2016.

(3)	For 2015 long-term incentive BPIP awards, the award value is converted into a number of RSUs by dividing the award value by $296.12, which represented the average of the high and low prices per share of common stock of BlackRock on January 19, 2016.

(4)	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy, as detailed on page 42.

Compensation mix percentages shown above are based on 2015 year-end compensation decisions for individual NEOs (excluding the CEO and President) by the MDCC. For NEOs other than the CEO and President, the annual incentive award is split between cash and deferred equity in accordance with the Company-wide deferral policy.

NEO Compensation Decisions

Following a review of full-year business and individual NEO performance, the MDCC determined 2015 total annual compensation outcomes for each NEO as outlined in the table below. Specific 2015 business and individual NEO performance considerations are further detailed on pages 45 to 47.

Name	Base Salary	Annual Incentive Award		Long-Term Incentive Award (“BPIP”)	Total Annual Compensation (“TAC”)	% change in TAC vs. 2014
		Cash	Deferred Equity
Laurence D. Fink	$900,000	$8,720,000	$4,095,000	$12,285,000	$26,000,000	0%
Robert S. Kapito	$750,000	$7,085,000	$3,037,500	$9,112,500	$19,985,000	0%
Charles S. Hallac(1)	$650,000	$7,908,750	$0	$0	$8,558,750	-27%
Robert L. Goldstein	$500,000	$2,850,000	$1,900,000	$2,000,000	$7,250,000	-3%
J. Richard Kushel	$500,000	$2,490,000	$1,540,000	$1,890,000	$6,420,000	0%
Gary S. Shedlin	$500,000	$2,350,000	$1,400,000	$1,750,000	$6,000,000	-2%

(1)	Mr. Hallac, former Co-President of BlackRock, member of the Company’s GEC and Co-Chair of its Global Operating Committee, passed away on September 9, 2015.

The table above displays compensation in a format that differs from the required format applicable to the “2015 Summary Compensation Table” on page 52. It also shows the MDCC’s compensation decisions relating to individual NEO performance for the 2015 fiscal year (and, with respect to BPIP awards, in anticipation of continued performance and long-term focus over a multi-year period). The annual incentive award amounts shown above detail the portion of 2015 annual incentive that was awarded as deferred BlackRock equity in January 2016, separate from the 2015 annual incentive that was awarded as cash. In conformance with SEC requirements, the Summary Compensation Table reports equity grants in the year made. Accordingly, the 2015 equity grants (which were made in January 2016), shown in the table above, do not appear in the 2015 Summary Compensation Table but will appear in the 2016 Summary Compensation Table.

Compensation Elements(1)

Base Salary	Annual Incentive Award	Long-Term Incentive Award (“BPIP”)
How it is Paid
• Cash.	• Cash; and • Deferred Equity (Time-vested RS or RSUs).	• Performance-Based Equity (Performance-Based RSUs).
Purpose
• To provide competitive fixed compensation based on knowledge, skills, experience and responsibilities.

•    To reward achievement of goals and objectives.

•    Aligns with Company-wide performance and business unit / function performance.

•    Deferred equity component aligns compensation with multi-year stockholder outcomes.

•    To recognize the scope of an individual employee’s role, business expertise and leadership skills.

•    To recognize prior year performance and anticipate continued performance and long-term focus over a multi-year period.

•    Aligns the interests of senior-level employees with those of stockholders by aligning compensation with long-term drivers of stockholder value.

Description
• Base salary levels are reviewed periodically in light of market practices and changes in responsibilities.

For CEO and President

•    Annual incentive award determinations for CEO and President are based upon the pay framework outlined on pages 36 to 37.

•    Annual cash incentive awards may range from 0% to 125% of a pre-defined target amount.

•    The time-based RS component of the annual incentive award is determined separately at the MDCC’s discretion; however, it is expected that up to, but no more than, 50% of total equity compensation value granted with respect to a particular performance year will be time-based with the remainder in the form of performance-based equity.

For Other NEOs

•    Annual incentive award determinations do not rely on a specific formula, which allows the

•    While no specific formulas or weights are used to determine the size of long-term incentive awards, the MDCC considers the role and influence of the NEO on setting long-term strategy and in executing long-term objectives in determining individual award amounts. See “Compensation Determination Process” beginning on page 44.

•    The performance-based RSUs are settled in a number of shares of common stock that is determined based on the level of attainment of pre-established Organic Revenue and Operating Margin, as adjusted, targets over a three-year performance period (as set forth in the “January 2016 BPIP Award Determination Matrix” on page 38).

•    The maximum number of shares that may be earned under the program is equal to 165% of the base number of RSUs granted. No shares will be earned for

Base Salary	Annual Incentive Award	Long-Term Incentive Award (“BPIP”)

MDCC to use judgment in considering qualitative and quantitative performance. A variety of factors are considered to determine the size of an NEO’s annual incentive award. The MDCC considers absolute and/or relative performance outcomes against Company, business and individual NEO goals and objectives, as well as the context in which they were achieved. These goals and objectives are set in the first quarter and performance against them is assessed at year-end. See “Compensation Determination Process” beginning on page 44.

•    Higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy. Deferral amounts follow a step-function approach, starting at 15% of award and increasing to 50% of award for the portion of the bonus in excess of $3.0 million.

performance below threshold level of performance as set forth in the “January 2016 BPIP Award Determination Matrix” on page 38.
Commentary
• Base salary is a relatively small portion of total annual compensation for NEOs and other senior-level employees; this approach allows the Company to effectively manage its fixed expenses.

•    The deferred equity portion of the annual incentive award is converted into a number of shares of RS or RSUs using a conversion price.(2)

•    The deferred equity portion of the annual incentive award vests in equal installments over the three years following grant.

•    Dividend equivalents accumulate during the vesting period and are paid following delivery of shares.

•    Expense is recognized over the vesting period.

•    The target BPIP award value is converted into a base number of RSUs using the stock price on the date the award is made.(2)

•    Dividend equivalents accumulate during the vesting period and are paid in shares after the performance period with respect to the number of shares that are delivered in settlement of the award.

•    Expense, based on the number of awards expected to be delivered, is recognized over the vesting period.

(1)	In 2014, the Company adopted a new annual incentive program for the CEO and President. Refer to “Enhancements to CEO and President Compensation Structure” on pages 36 to 37.

(2)	For 2015 deferred equity and long-term incentive BPIP awards, the award value was converted into a number of RS or RSUs by dividing the award value by $296.12, which represented the average of the high and low prices per share of common stock of BlackRock on January 19, 2016.

Compensation Policies and Practices

Our commitment to design an executive compensation program that is consistent with responsible financial and risk management is exemplified in the following policies and practices:

What We Do	What We Don’t Do

☑    Review pay and performance alignment;

☑    Balance short- and long-term incentives, cash and equity and fixed and variable pay elements;

☑    Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results are restated due to the actions of an employee;

☑    Apply a one-year minimum vesting requirement to awards granted under our stock incentive plan, subject to limited exceptions;

☑    Maintain robust stock ownership and retention guidelines;

☑    Maintain a trading policy that:

–      prohibits executive officers from selling short BlackRock securities;

–      prohibits executive officers from pledging shares as collateral for a loan (among other items); and

–      prohibits engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock equity awards;

☑    Limit perquisites;

☑    Assess and mitigate risk in compensation plans, as described in “Risk Assessment of Compensation Plans” on page 49;

☑    Hold an advisory vote on executive compensation on an annual basis in order to provide stockholders with a frequent opportunity to give feedback on compensation programs; and

☑    Review the independence of the MDCC’s independent compensation consultant on an annual basis.

☒    No ongoing employment agreements or guaranteed compensation arrangements with our NEOs;

☒    No arrangements with our NEOs providing for automatic single trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;

☒    No dividends or dividend equivalents on unearned RS or RSUs; no dividend equivalents on stock options or stock appreciation rights;

☒    No repricing of stock options;

☒    No cash buyouts of underwater stock options;

☒    No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal Revenue Code;

☒    No supplemental retirement benefit arrangements with our NEOs; and

☒    No supplemental severance benefit arrangements with our NEOs outside of the standard severance benefits under BlackRock’s Severance Pay Plan (the “Severance Plan”).

COMPENSATION DETERMINATION PROCESS

Compensation Decision Timeline and Process

The timing and process for the determination of individual NEO compensation by the MDCC is designed to ensure that compensation is appropriately aligned with the financial performance of BlackRock while also ensuring recognition of individual NEO leadership and operating contributions toward achieving the overall strategic priorities of the Company.

Jan*	Mar*	Apr	May*	Jul*	Oct	Nov*	Dec	Jan*

Set Goals and Objectives
Review Budget	Set CEO Goals and Objectives
Monitor and Evaluate Performance
	Review Year- to-date (“YTD”) Financials		Review YTD Financials	Review YTD Financials	Review YTD Financials	Review YTD Financials	Review YTD Financials	Review Year-end Financials
Assess Preliminary Performance
						Review Peer Market Data	Review Consultant Reports on Compensation

							Review Preliminary NEO Performance	Discuss NEO Pay
Assess Final Performance and Determine Compensation
Review Final NEO Performance

Approve NEO Pay

Approve BPIP Award Determination Matrix

*	Signifies Board of Directors meetings. Board topics include Financial, Business, Market, Talent Reviews and/or Committee updates.

•	At the beginning of each year, management reviews the annual budget with the MDCC. The MDCC and CEO establish financial and business goals and objectives. These goals and objectives provide the context for an evaluation of performance at year-end.

•	The MDCC regularly meets with the CFO to review YTD actual and projected financial information and reviews full-year financial information after year-end.

•	Throughout the year, all members of the Board review strategic plans, financial and business results, talent development and succession planning, as well as other areas relevant to the Company’s performance.

•	The MDCC also reviews other measures of the Company’s performance, market intelligence on compensation and information about market conditions. In December, management reports on absolute and/or relative performance compared to major competitors, year-over-year and/or budget (e.g., growth in revenues, operating income, net income, operating margin and net new inflows of AUM). The MDCC’s compensation consultant also provides an independent report on publicly disclosed financial information and provides compensation information for certain publicly traded asset management companies to understand performance and trends in compensation among public asset managers (as set forth in “Compensation Consultant” on pages 47 to 48).

•	In December, during an executive session with the MDCC, the CEO reviews the performance of all individual NEOs against business goals and objectives. During an executive session that excludes all members of management, the non-management directors assess the performance of the CEO against business goals and objectives.

•	In January, the MDCC reviews year-end financial results and other performance metrics as well as external data for comparison. The MDCC then determines final total annual incentive award amounts for each of our NEOs. The MDCC determines annual cash incentive award amounts for the CEO and President, utilizing the annual cash incentive award framework, based on financial performance, business strength, and organizational strength, supported by performance measures. The MDCC also determines equity awards made through the long-term incentive BPIP awards. This timing allows the MDCC to consider full-year individual NEO performance assessments along with full-year financial results and non-financial results in its final determination of compensation. The MDCC also determines the Award Determination Matrix for the three-year BPIP performance cycle. In setting financial performance requirements for the BPIP, the MDCC considers past performance and analyst forecasts for BlackRock. Compensation decisions are made on a total annual compensation basis, with consideration of each element of compensation, as described on pages 41 to 42.

Individual Compensation Decision Factors for CEO and President

Mr. Fink is responsible for developing and guiding BlackRock’s long-term strategic direction to deliver results for stockholders. In alignment with the compensation structure outlined on pages 36 to 37, the MDCC determined Mr. Fink’s total annual compensation based on an assessment of performance in the following three categories: financial performance, business strength, and organizational strength. In 2015, BlackRock accomplished the following under Mr. Fink’s leadership and his partnership with the GEC:

Financial Performance

•	Generated strong and consistent financial results despite a challenging beta and foreign exchange environment; captured long-term net inflows of $152 billion and delivered strong organic growth that significantly outperformed peers by leveraging BlackRock’s diversified, multi-client platform, enhanced global footprint and broad product range.

Business Strength

•	Increased market share with key clients and distributors; maintained momentum across the Institutional platform by delivering organic revenue growth for the second consecutive year; achieved positive flows across the Retail and iShares platforms including flows of more than $1 billion into 65 distinct Retail and iShares funds; and

•	Enhanced client experience by improving and further leveraging the Aladdin platform.

Organizational Strength

•	Continued to develop a diverse pipeline of senior talent through succession and a variety of leadership programs; introduced a new, firm-wide performance ratings system; and defined critical capabilities for the Company’s future growth.

Based on this assessment, the MDCC awarded Mr. Fink $26.0 million in 2015 total annual compensation, representing 0% change compared to 2014.

Mr. Kapito is responsible for executing BlackRock’s strategic plans and overseeing the global business operations of the Company. He ensures connectivity and coordination of operating processes across all groups in the organization, in part through the Global Operating Committee, which he leads. He is also responsible for spearheading initiatives to drive investment performance and the results within each of BlackRock’s businesses. In alignment with the compensation structure on pages 36 to 37, the MDCC determined Mr. Kapito’s total annual compensation based on an assessment of performance in the following three categories: financial performance, business strength and organizational strength. In 2015, Mr. Kapito:

Financial Performance

•	In addition to the organic growth results highlighted above for Mr. Fink, Mr. Kapito provided day-to-day oversight of the business that was instrumental in achieving a 42.9% Operating Margin, as adjusted.

Business Strength

•	Assumed more direct oversight over the alpha strategies teams where investment performance improved across the active platform, with 80% of AUM above benchmark or median for the 1 year period, compared to 71% in 2014.

•	Continued to execute against strategic initiatives; accelerated growth of the alternatives business through the launch of the global credit platform and continued expansion of BlackRock’s infrastructure business; oversaw retail technology initiatives that were focused on increased sales force productivity; introduced new value-additive technology and tools like iRetire® and Aladdin Portfolio Builder to help financial advisors scale their practice; and delivered strong growth across the regions (EMEA, Asia-Pacific and Latin America).

Organizational Strength

•	Drove acquisition and retention of key senior-level talent and minimized portfolio manager turnover across the investment platform.

Based on this assessment, the MDCC awarded Mr. Kapito $19.985 million in 2015 total annual compensation, representing 0% change compared with 2014.

Individual Compensation Decision Factors for Other NEOs

The determination of each other NEO’s compensation is based on (1) an assessment of the individual NEO’s contributions to overall Company results and individual business results throughout the year, (2) each NEO’s influence on setting long-term strategy and in executing long-term objectives and (3) considerations relating to the year-over-year change in the total bonus pool.

Inputs to individual NEO total annual compensation decisions include:

Financial factors including, but not limited to, revenue, operating income, EPS, operating margin and compensation and profitability margins;

Non-financial factors including, but not limited to, individual NEO performance, overall investment performance, client relationship strength and organizational discipline; and

Other considerations including, but not limited to, external market conditions and market intelligence on competitive compensation. See “Market Data” on page 47.

The deferred equity component of each of our other NEO’s annual incentive award is determined by a Company-wide deferral policy. Higher annual incentive awards are subject to higher deferral percentages. All long-term equity-based incentive awards granted under BPIP are funded and awarded separately from the total bonus pool and are determined on a subjective basis as part of the MDCC’s total annual compensation decision.

In addition to the 2015 Company results described in “2015 Performance” beginning on page 34, the following information provides highlights of specific 2015 business and individual NEO performance considered by the MDCC in the compensation decisions for our NEOs.

Mr. Hallac, as Co-President, instilled the BlackRock culture and spirit of innovation throughout the Company and inspired the firm to transform through the use of technology. Mr. Hallac, former Co-President of BlackRock, member of the Company’s GEC and Co-Chair of its Global Operating Committee, passed away on September 9, 2015. The Committee recognized Mr. Hallac’s contributions by awarding a prorated cash bonus award amount to his estate that was 5% lower than his 2014 variable compensation level.

Mr. Goldstein, as COO, oversaw the day-to-day global operations of the Company. He coordinated a firm-wide budgeting process aimed at optimizing levels of investment spend and expense discipline. Mr. Goldstein led business process and technology efficiency programs, resulting in continued streamlining of the operating model in support of Company scale. He continued to lead BlackRock Solutions, which achieved revenue of $646 million in 2015, an increase of 2% from 2014, and he contributed to talent planning among Company leaders and within the technology field.

Mr. Kushel, as CPO, led Strategic Product Management, BlackRock Investment Stewardship and the BlackRock Investment Institute (“BII”). In 2015, he strengthened the Company’s product positioning and governance of product performance, and focused on improved new product revenue and flows. He led the successful launch of a suite of Impact products, realigned the BII team to expand its influence with both our investment professionals and clients and continued to expand the influence of BlackRock Investment Stewardship through increased quality engagements.

Mr. Shedlin, as CFO, oversaw financial reporting and controls for the Company and also led the corporate finance function. He was also responsible for financial planning and analysis, treasury, tax, investor relations and corporate development. During 2015, he continued to develop the Company’s outreach with key investors and regulators. He oversaw the completion of three strategic acquisitions (BlackRock Kelso Capital Advisors, Infraestructura Institucional and FutureAdvisor). In addition, he continued to optimize the Company’s capital management strategy by executing a consistent and predictable dividend and share repurchase policy. He also continued to guide the Company’s priorities and resource deployment to enable disciplined growth.

Market Data

Management engages McLagan Partners (“McLagan”), a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting compensation trends. Management used McLagan surveys(2) to (1) evaluate BlackRock’s competitive position overall, as well as by functional business and by title and (2) make comparisons on an individual NEO basis, where survey data was available and appropriate. Survey results were analyzed to account for differences in the scale and scope between BlackRock and other survey participants.

The MDCC reviews market data to understand compensation practices and trends in the broader marketplace. Individual NEO compensation decisions are primarily based on assessments of individual NEO and Company performance.

Compensation Consultant

In 2015, the MDCC continued to engage Semler Brossy to provide objective advice on the compensation practices and the competitive landscape for the compensation of BlackRock’s executive officers.

Semler Brossy reports directly to the MDCC and interacts with Company management when necessary and appropriate in carrying out assignments. Semler Brossy provides services only to the MDCC as an independent consultant and does not have any other consulting engagements with, or provide any other services to, BlackRock. The independence of Semler Brossy has been assessed according to factors stipulated by the SEC and the MDCC concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the MDCC.

A representative from Semler Brossy met with the MDCC in formal Committee meetings and at key points throughout the year to provide objective advice to the MDCC on existing and emerging compensation practices among financial services companies in addition to companies in the asset management sector. Semler Brossy reviewed

(2)	Confidentiality obligations to McLagan and to its survey participants prevent BlackRock from disclosing the companies included in the surveys. Survey participants include stand-alone, publicly traded asset management companies as well as privately held or subsidiary asset management organizations for which publicly available compensation data is not available.

publicly disclosed compensation information for certain publicly traded asset management companies to understand trends in compensation among public asset managers, including:

Affiliated Managers Group, Inc.	Eaton Vance Corp.	Legg Mason, Inc.
AllianceBernstein Holding L.P.	Federated Investors, Inc.	Northern Trust Corp.
Ameriprise Financial, Inc.	Franklin Resources, Inc.	State Street Corp.
Bank of New York Mellon Corp.	Invesco Ltd.	T. Rowe Price Group, Inc.

The broader suite of companies in the McLagan analyses, which include publicly traded companies as well as private companies, offers additional comparisons through which BlackRock can understand the competitiveness of its executive compensation programs overall, by functional business and by title/individual. Semler Brossy independently reviewed the results and the companies included in the McLagan analyses.

ADDITIONAL DETAILS ON COMPENSATION POLICIES AND PRACTICES

Stock Ownership, Clawback Policy, Benefits, Severance, Perquisites and Tax Reimbursements

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own and maintain a target number of shares, the dollar amount of which is set out below. GEC members are required to accumulate a target number of shares (i.e., shares owned outright, not including unvested shares or unexercised stock options). Until these stock ownership guidelines are met, they must retain 35% of the net (after-tax) shares delivered from BlackRock equity awards. As of December 31, 2015, all of our NEOs exceeded the stated stock ownership guidelines.

•	$10 million for the CEO;

•	$5 million for the President; and

•	$2 million for all other GEC members.

Clawback Policy

All performance-based compensation (including annual and long-term incentive awards and all equity compensation) is subject to BlackRock’s Clawback Policy and is subject to recoupment if an employee is found to have engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements.

Benefits

BlackRock provides medical, dental, life and disability benefits and retirement savings vehicles in which all eligible employees participate. BlackRock makes contributions to 401(k) accounts of its NEOs on a basis consistent with other employees. None of our NEOs participate in any Company-sponsored defined benefit pension program.

Other benefits include voluntary deferrals of all or a portion of the cash element of the NEO’s annual incentive awards pursuant to the BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”).

Severance

NEOs are eligible for standard severance benefits under the Severance Plan in the event of involuntary termination of employment without cause (as defined under the Severance Plan) by BlackRock.

The Severance Plan provides salary continuation of two weeks per year of service with a minimum of 12 weeks and a maximum of 54 weeks to all U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction in force or position elimination.

Perquisites

Perquisites and other benefits available to NEOs, such as financial planning, investment opportunity and personal use of travel services are considered a reasonable part of the executive compensation program.

A financial planning perquisite is offered to NEOs. In addition, investment offerings may be provided without charging management or performance fees consistent with the terms offered to other employees who meet the same applicable legal requirements.

Messrs. Fink and Kapito are required by the Board to utilize private airplane services for all business and personal travel in the interest of protecting their personal security. NEOs reimburse BlackRock for a portion of the cost of personal airplane services.

Transportation services are provided by BlackRock and/or third-party suppliers and are made available to its NEOs for business and personal use.

The compensation attributed to each of our NEOs for 2015 for perquisites is described in Footnote (3) to the "2015 Summary Compensation Table" on page 52.

Tax Reimbursements

BlackRock did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.

Risk Assessment of Compensation Plans

Our employee compensation program is structured to discourage excessive and unnecessary risk taking. The Board recognizes that potential risks to the Company may be inherent in compensation programs. As such, the Board reviews the Company’s executive compensation program annually to ensure that it is structured so as not to unintentionally promote excessive risk taking. As a result of this annual review, the Company believes that the compensation plans are appropriately structured and do not pose risks that could have a materially adverse effect on BlackRock.

The MDCC considers the following when evaluating whether employee compensation plans and policies encourage BlackRock employees to take unreasonable risks:

•	Performance goals that are reasonable in light of past performance and market conditions;

•	Longer-term expectations for earnings and growth;

•	The base salary component of compensation does not encourage risk taking because it is a fixed amount;

•	A greater portion of annual compensation is deferred at higher annual incentive award levels; and

•	Deferred compensation is delivered in the form of equity, vests over time, and the value is therefore dependent on the future performance of BlackRock.

Essential to the success of BlackRock’s business model is the ability to both understand and manage risk. These fundamentals are inherent in the design of its compensation programs, which reward employees for strong performance in their management of client assets and in managing risk within the risk profiles appropriate to each of BlackRock’s clients. As such, employees are not rewarded for engaging in high-risk transactions outside of established parameters.

The Company’s compensation practices reinforce the fundamentals of BlackRock’s business model in that they:

•	Do not provide undue incentives for short-term planning or action toward short-term financial rewards;

•	Do not reward unreasonable risk; and

•	Provide a reasonable balance between the risks that are inherent in the business of investment management, risk management and advisory services.

The Company’s operating income, on which compensation is based, is not reliant on the Company’s seed or co-investments. While BlackRock may make seed or co-investments in its various funds alongside clients, it does not engage in proprietary trading.

Total Bonus Pool Determination

The MDCC approves annually a total bonus pool for BlackRock employees as a group, which includes the NEOs. The total bonus pool does not serve as a basis for the MDCC’s compensation decisions for the Company’s NEOs, but as indicated, the MDCC may make general comparisons to increases or decreases in the size of the total bonus pool when making individual NEO compensation determinations. For 2015, the MDCC approved a total bonus pool of approximately $2.19 billion (including $210 million for long-term incentive awards), which was 3% higher than the total bonus pool approved in 2014.(3)

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation to any “covered employee” of a public company to $1.0 million during any fiscal year unless such compensation qualifies as “performance-based.” In general, the Company intends to structure its incentive compensation arrangements in a manner that would comply with these tax rules. However, the MDCC maintains the flexibility to pay non-deductible incentive compensation if it determines it is in the best interest of the Company and its stockholders.

Separately from determining the total bonus pool, the MDCC establishes the method for calculating the Section 162(m) compliant aggregate cap (the “Aggregate 162(m) Cap”) for annual incentive awards to each of our NEOs pursuant to the stockholder-approved Amended and Restated BlackRock, Inc. 1999 Annual Incentive Performance Plan (the “Performance Plan”). The Aggregate 162(m) Cap, as well as each NEO’s maximum allocable portion of the overall Aggregate 162(m) Cap (the “Individual 162(m) Caps”), are calculated each year in accordance with the requirements of Section 162(m) of the Internal Revenue Code. Neither the Aggregate 162(m) Cap nor the Individual 162(m) Caps serve as a basis for the MDCC’s compensation decisions for our NEOs; instead, these caps serve to establish a ceiling on the amount of annual incentive awards which the MDCC can award to the NEOs on a tax deductible basis. In determining final awards for each NEO, the MDCC ensures that such awards do not exceed the executive officer’s Individual 162(m) Cap.

(3)	Includes payments to employees who departed BlackRock during the year.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the MDCC during 2015 were Ms. Mills and Messrs. Komansky (Chairperson), Gerber, Grosfeld and Maughan. Mr. Nixon joined the MDCC in March 2016. No member of the MDCC was, during the fiscal year, an officer or employee, or formerly an officer or employee, involved in any related person transactions requiring disclosure in this Proxy Statement. No executive officer of BlackRock served (i) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the MDCC of BlackRock, (ii) as a director of another entity, one of whose executive officers served on the MDCC of BlackRock, or (iii) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of BlackRock.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The following is the MDCC report to stockholders. In accordance with the rules of the SEC, this report shall not be incorporated by reference into any of BlackRock’s future filings made under the Exchange Act or under the Securities Act and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Management Development and Compensation Committee Report on Executive Compensation for Fiscal Year 2015

The MDCC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

David H. Komansky, Chairperson

Murry S. Gerber

James Grosfeld

Sir Deryck Maughan

Cheryl D. Mills

Gordon M. Nixon

Summary of Compensation

The following 2015 Summary Compensation Table sets forth information concerning compensation provided by BlackRock for the years indicated to the NEOs.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards (Fair Value of Awards) ($)(2)	All Other Compensation ($)(3)	Total ($)
Laurence D. Fink	2015	$900,000	$8,720,000	$15,979,630	$193,000	$25,792,630
Chairman and Chief	2014	$900,000	$9,120,000	$13,649,708	$192,750	$23,862,458
Executive Officer	2013	$500,000	$9,850,000	$12,399,756	$192,500	$22,942,256

Robert S. Kapito	2015	$750,000	$7,085,000	$12,279,750	$224,175	$20,338,925
President	2014	$750,000	$6,955,000	$10,537,135	$222,730	$18,464,865
	2013	$400,000	$7,737,500	$9,319,801	$221,755	$17,679,056

Charles S. Hallac	2015	$460,417	$0	$6,824,490	$7,957,925	$15,242,832
Co-President(4)	2014	$650,000	$4,275,000	$6,114,716	$68,289	$11,108,005
	2013	$350,000	$4,315,000	$5,412,382	$46,755	$10,124,137

Robert L. Goldstein	2015	$500,000	$2,850,000	$4,024,823	$23,723	$7,398,546
Senior Managing Director and	2014	$500,000	$2,975,000	$3,624,619	$17,750	$7,117,369
Chief Operating Officer(5)

J. Richard Kushel	2015	$500,000	$2,490,000	$3,429,610	$49,175	$6,468,785
Senior Managing Director, Chief
Product Officer and Global Head of Strategic Product Management(6)

Gary S. Shedlin	2015	$500,000	$2,350,000	$3,224,672	$18,000	$6,092,672
Senior Managing Director and	2014	$500,000	$2,375,000	$2,699,839	$5,000	$5,579,839
Chief Financial Officer(7)	2013	$400,000	$2,150,000	$4,181,319	$323,872	$7,055,191

(1)	These amounts represent the cash portion of discretionary annual bonuses for the respective periods awarded pursuant to the Performance Plan. To secure the deductibility of annual incentive awards (including cash bonuses) awarded to the NEOs, each NEO’s total incentive award is awarded under the Performance Plan, which permits deductibility of compensation paid to the NEOs under Section 162(m) of the Internal Revenue Code. Satisfaction of the performance criteria under the Performance Plan determines only the maximum amount of incentive compensation that may be awarded to NEOs for the fiscal year. The amount of incentive compensation awarded to each NEO in January 2016 (for fiscal year 2015) was based on subjective criteria, as more fully described on pages 41 to 42 of the “Compensation Discussion and Analysis”, and was less than the portion of the performance-based bonus pool available for awards to each NEO under the Performance Plan.

As described on page 40 of the “Compensation Discussion and Analysis”, on January 19, 2016, Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin were awarded RS or RSUs as part of their discretionary annual bonuses for the 2015 fiscal year. In accordance with FASB ASC Topic 718, these awards had grant date values of $4,095,000, $3,037,500, $1,900,000, $1,540,000 and $1,400,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 19, 2016, which was calculated to be $296.12. Additionally, Messrs. Fink, Kapito, Goldstein, Kushel and Shedlin received discretionary BPIP awards consisting of performance-based RSU awards with grant date values of $12,285,000, $9,112,500, $2,000,000, $1,890,000 and $1,750,000, respectively. The base number of units granted pursuant to BPIP awards was determined by dividing the individual’s award value by the average of the high and low prices per share of BlackRock common stock on January 19, 2016.

(2)	Reflects the grant date fair value of awards made during each calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 14 to the consolidated financial statements in our 2015 Form 10-K. The amount included with respect to the BPIP awards granted in January 2015 is based on the grant date fair value assuming target level of performance. If maximum level of performance had been assumed, the grant date fair value of the BPIP awards would have been (i) $19,774,757 for Mr. Fink, (ii) $15,195,984 for Mr. Kapito, (iii) $5,774,357 for Mr. Hallac, (iv) $3,299,633 for Mr. Goldstein, (v) $3,118,077 for Mr. Kushel, and (vi) $2,969,532 for Mr. Shedlin. For Mr. Shedlin, the 2013 awards represent RSUs granted on May 29, 2013. The RSUs were awarded in connection with Mr. Shedlin’s commencement of employment with BlackRock and the resulting forfeiture of deferred compensation awards granted by his former employer. The vesting schedule of the RSUs mirrored the schedule on which the forfeited awards would have vested had Mr. Shedlin remained with his prior employer.

(3)

$7,908,750 of the amount shown for Mr. Hallac represents an amount paid to Mr. Hallac’s estate in February 2016 in respect of his services to the Company and has been included here because it was paid following his passing. For each of the NEOs, $18,000 was attributable to contributions made by BlackRock under its tax-qualified defined contribution (401(k)) plan in 2015. For Messrs. Fink, Kapito, Hallac, Goldstein, Kushel and Shedlin, $0, $31,175, $31,175, $5,723, $31,175 and $0, respectively, was attributable to financial planning services. In 2015, $175,000 was attributable to personal use by each of Messrs. Fink and Kapito, respectively, of company-provided aircraft services. These amounts reflect the incremental cost to BlackRock to provide the aircraft services. Aircraft incremental cost is based on, as applicable, (i) variable operating cost per flight hour for the BlackRock corporate aircraft (including fuel and variable maintenance expenses) plus any trip-specific incremental costs (such as crew expenses, catering expenses and fees associated with landing, parking and flight planning) or (ii) actual charter cost, in each case, less reimbursement received from the NEO. Messrs. Fink and Kapito are required by the Board to utilize these airplane services for all business and personal travel in the interest of protecting their personal security. For more information regarding perquisites, see “—Compensation Discussion and Analysis – Additional Details on Compensation Policies and Practices.” No nonqualified deferred compensation earnings were determined to be above-market. None of the NEOs participate in any BlackRock-sponsored defined benefit pension plans.

(4)	Mr. Hallac, former Co-President of BlackRock, member of the Company’s GEC and Co-Chair of its Global Operating Committee, passed away on September 9, 2015.

(5)	Mr. Goldstein was not a named executive officer in 2013.

(6)	Mr. Kushel was not a named executive officer in 2013 or 2014.

(7)	Mr. Shedlin joined BlackRock on March 11, 2013 and became the Chief Financial Officer of BlackRock on May 9, 2013.

2015 Grants of Plan-Based Awards

The following table sets forth information concerning non-equity and equity incentive plan-based compensation provided by BlackRock in 2015 to our NEOs.

Name	Grant Date(1)	Date of Committee Action		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock and Option Awards(4)
				Threshold (#)	Target (#)	Maximum (#)
Laurence D. Fink	1/16/2015	1/13/2015	(2)				11,618	$3,994,907
	1/16/2015	1/13/2015	(3)	0	34,854	57,509		$11,984,722
Robert S. Kapito	1/16/2015	1/13/2015	(2)				8,928	$3,069,937
	1/16/2015	1/13/2015	(3)	0	26,784	44,193		$9,209,812
Charles S. Hallac	1/16/2015	1/13/2015	(2)				9,669	$3,324,734
	1/16/2015	1/13/2015	(3)	0	10,178	16,793		$3,499,756
Robert L. Goldstein	1/16/2015	1/13/2015	(2)				5,889	$2,024,962
	1/16/2015	1/13/2015	(3)	0	5,816	9,596		$1,999,861
J. Richard Kushel	1/16/2015	1/13/2015	(2)				4,478	$1,539,783
	1/16/2015	1/13/2015	(3)	0	5,496	9,068		$1,889,827
Gary S. Shedlin	1/16/2015	1/13/2015	(2)				4,144	$1,424,935
	1/16/2015	1/13/2015	(3)	0	5,234	8,636		$1,799,737

(1)	Grant date is the date on which approved award values were converted to a number of RSs or RSUs based on the average of the high and low prices of BlackRock common stock on that date.

(2)	These January 16, 2015 awards represent grants of RSUs/RS awarded to Messrs. Fink, Kapito, Hallac, Goldstein, Kushel and Shedlin as part of their 2014 bonus awards and represent the stock portion of such annual bonuses. These awards vest one-third on each of the first three anniversaries of January 31, 2015. At the time of vesting, the NEOs are entitled to payment of accrued dividends with respect to the shares underlying the vested RSUs/RS.

(3)	These January 16, 2015 awards represent BPIP awards granted to Messrs. Fink, Kapito, Hallac, Goldstein, Kushel and Shedlin in respect of services performed in 2014. To determine the base number of RSUs comprising each BPIP award, the award value was divided by the grant price ($343.855). The grant price represents an average of the high and low price of BlackRock common stock on January 16, 2015 (two trading days following earnings release for the fourth quarter of 2014). The BPIP awards will be eligible to vest on January 31, 2018, subject to the Company’s attainment of the applicable financial targets during the three-year performance period commencing on January 1, 2015 and ending on December 31, 2017. The number of shares of common stock each NEO will receive upon settlement of the award will be equal to the base number of RSUs, multiplied by a percentage determined by application of the award determination matrix set forth in the award agreement. The percentage multiplier is determined by the Company’s average annual Operating Margin, as adjusted, and Organic Revenue during the performance period. If performance is below the minimum thresholds set forth on the award determination matrix for both performance metrics, the award payout will be zero. If the Company attains the maximum (or greater) level of performance for both performance metrics, the award payout will be equal to 165% of the base number. Performance at target would result in the NEO receiving 100% of the base number.

(4)	Reflects the grant date fair value of awards as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 14 to the consolidated financial statements in our 2015 Form 10-K. The amount included with respect to the BPIP awards is based on the grant date fair value assuming target level of performance.

2015 Outstanding Equity Awards at Fiscal Year-End

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Laurence D. Fink	1/20/2012	—	—	—	32,766	(3)	$11,157,478
	1/18/2013	—	—	—	10,962	(2)	$3,732,780
	1/18/2013	—	—	—	37,472	(3)	$12,759,965
	1/17/2014	—	—	—	18,596	(2)	$6,332,310
	1/17/2014	—	—	—	24,322	(3)	$8,282,127
	1/16/2015	—	—	—	11,618	(2)	$3,956,161
	1/16/2015	—	—	—	39,385	(4)	$13,411,380
Robert S. Kapito	1/20/2012	—	—	—	26,213	(3)	$8,926,051
	1/18/2013	—	—	—	7,981	(2)	$2,717,690
	1/18/2013	—	—	—	29,583	(3)	$10,073,603
	1/17/2014	—	—	—	14,182	(2)	$4,829,255
	1/17/2014	—	—	—	19,201	(3)	$6,538,325
	1/16/2015	—	—	—	8,928	(2)	$3,040,163
	1/16/2015	—	—	—	30,265	(4)	$10,305,838
Charles S. Hallac	1/20/2012	—	—	—	19,659	(3)	$6,694,283
	1/18/2013	—	—	—	21,694	(3)	$7,387,241
	1/17/2014	—	—	—	14,081	(3)	$4,794,862
	1/16/2015	—	—	—	11,501	(4)	$3,916,321
Robert L. Goldstein	1/20/2012	—	—	—	17,475	(3)	$5,950,587
	1/18/2013	—	—	—	1,988	(2)	$676,954
	1/18/2013	—	—	—	16,566	(3)	$5,641,054
	1/17/2014	—	—	—	3,918	(2)	$1,334,157
	1/17/2014	—	—	—	8,960	(3)	$3,051,059
	1/16/2015	—	—	—	5,889	(2)	$2,005,322
	1/16/2015	—	—	—	6,572	(4)	$2,237,897
J. Richard Kushel	1/20/2012	—	—	—	19,659	(3)	$6,694,283
	1/18/2013	—	—	—	1,558	(2)	$530,530
	1/18/2013	—	—	—	17,750	(3)	$6,044,230
	1/17/2014	—	—	—	3,108	(2)	$1,058,336
	1/17/2014	—	—	—	8,832	(3)	$3,007,473
	1/16/2015	—	—	—	4,478	(2)	$1,524,849
	1/16/2015	—	—	—	6,210	(4)	$2,114,629
Gary S. Shedlin	5/29/2013	—	—	—	2,372	(5)	$807,713
	1/17/2014	—	—	—	2,508	(2)	$854,024
	1/17/2014	—	—	—	7,680	(3)	$2,615,194
	1/16/2015	—	—	—	4,144	(2)	$1,411,115
	1/16/2015	—	—	—	5,914	(4)	$2,013,835

(1)	Amounts reflect the year-end value of RS, RSUs, Challenge Awards and BPIP awards, based on the closing price of $340.52 per share of BlackRock common stock on December 31, 2015. With respect to the BPIP awards, the value shown is based on the number of shares that the NEO would receive upon settlement of the award assuming actual performance through December 31, 2015 (113% of target) continued through the remainder of the three-year performance period.

(2)	These RS/RSUs vest one-third on January 31 of each of the first three years after the year in which the grant date occurs.

(3)	These Challenge Award RSUs require that separate 15%, 25% and 35% stock price targets (based on the grant price) be achieved during the six-year term of the awards in order for each respective tranche to be delivered. The stock price targets may be met at any time during the award term, but the delivery of shares may occur only on the fourth, fifth or sixth anniversary of January 31 of the year of grant, provided that, the price on the delivery date meets the lowest stock price target. Any tranche of the award that has not met the applicable stock price target will be forfeited on the sixth anniversary of January 31 of the year of grant. As of December 31, 2015, all three of the stock price targets related to the Challenge Awards granted on January 20, 2012 and January 18, 2013 had been met. As of December 31, 2015, none of the three stock price targets related to the Challenge Awards granted on January 17, 2014 had been met. The Challenge Awards granted on January 20, 2012 became fully vested on February 1, 2016 and have been settled. See “Potential Payments Upon Termination or Change in Control” beginning on page 55 for additional details regarding these awards.

(4)

These BPIP awards vest subject to the Company’s attainment of certain financial targets during the three-year performance period commencing with the year of grant. The number of units shown reflects the number of shares that the NEO would receive upon settlement of the award assuming actual performance through December 31, 2015 (113% of target) continued through the remainder of the three-year performance period. See “Potential Payments Upon Termination or Change in Control” below for additional details regarding these awards.

(5)	Of these RSUs, 2,372 vested on January 31, 2016. The RSUs were awarded in connection with Mr. Shedlin’s commencement of employment with BlackRock and the resulting forfeiture of deferred compensation awards granted by his former employer. The vesting schedule of the RSUs mirrors the schedule on which the forfeited awards would have vested had Mr. Shedlin remained with his prior employer.

2015 Option Exercises and Stock Vested

The following table sets forth information concerning the number of shares acquired and the value realized by our NEOs during the fiscal year ended December 31, 2015 on the exercise of options or the settlement of RS and RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laurence D. Fink	364,313	$63,383,232	33,278	$11,331,492
Robert S. Kapito	210,109	$33,474,906	24,643	$8,391,188
Charles S. Hallac	126,087	$21,612,648	20,515	$6,183,836
Robert L. Goldstein	—	—	6,169	$2,100,606
J. Richard Kushel	—	—	4,995	$1,700,847
Gary S. Shedlin	—	—	5,503	$1,953,420

(1)	Value realized reflects the closing price per share of BlackRock common stock on the day prior to the exercise or vesting date, as applicable.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Laurence D. Fink	—	—	$74,768	—	$1,733,567
Robert S. Kapito	—	—	$1,833	—	$195,471
Charles S. Hallac	—	—	$183	$165,876	$0
Robert L. Goldstein	—	—	$704,375	$114,517	$10,011,745
J. Richard Kushel	—	—	$41,848	—	$1,158,938
Gary S. Shedlin	—	—	—	—	—

(1)	Includes earnings on balances in the VDCP (as defined below).

Voluntary Deferred Compensation Plan

BlackRock maintains the Amended and Restated BlackRock, Inc. Voluntary Deferred Compensation Plan (“VDCP”), which allows participants to elect to defer between 1% and 100% of the cash element of their annual incentive compensation that is not mandatorily deferred under another arrangement. The participants must specify a deferral period of up to 10 years and distributions may be in up to 10 installments. The benchmark investments available for the NEOs are the same as those for all other participants. Deferred amounts and any benchmark returns are vested at the time of deferral or crediting, as applicable, under the VDCP.

Potential Payments Upon Termination or Change in Control

As described previously, the NEOs do not have individual employment, severance or change in control agreements with BlackRock. In addition, there are no change in control provisions associated with equity awards held by the NEOs that were outstanding as of December 31, 2015.

Pursuant to the terms of the applicable equity award agreements, an NEO experiencing certain terminations of employment may be entitled to accelerated vesting and payment (or continued eligibility for vesting and payment) with respect to such NEO’s outstanding awards. In addition, upon a termination of employment by the Company without cause, an NEO may be eligible to receive severance benefits under the Severance Plan. The applicable terms and estimated payment amounts with respect to the foregoing are set forth in the tables on pages 56 to 59, in each case assuming a termination of employment of the NEO on December 31, 2015.

Upon a change in control of BlackRock or a termination of an NEO’s employment for any reason, such NEO’s VDCP balance would be paid out. All outstanding VDCP balances were fully vested as of December 31, 2015. Accordingly, no amounts have been included in the table on page 58 below with respect to VDCP balances. For additional information, please refer to the “Nonqualified Deferred Compensation” tables on page 55.

Treatment of Outstanding Equity Awards Upon Termination of Employment

Type of Award	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause	Qualified Retirement / Disability	Death
RSUs Granted as Part of Annual Incentive Awards (“Year-End Awards”)(1)	Unvested awards are forfeited.	Unvested awards are forfeited.	Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date.	Awards will continue to vest in accordance with their schedule following termination. Any portion of the award that remains unvested on the one-year anniversary of termination will become fully vested on that date.	Immediate vesting and settlement.

Type of Award	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause	Qualified Retirement / Disability	Death
RSUs Granted as Challenge Awards(2)	Unvested awards are forfeited.	Unvested awards are forfeited.	Any portion of the award that has achieved its stock price target remains eligible for vesting and settlement (subject to attainment of the minimum stock price target on the fourth, fifth or sixth anniversary of the grant date); a pro rata portion of the award that has not attained its stock price target will remain outstanding and eligible to vest; the remainder of the award will be forfeited.	Awards will continue to be eligible to vest and be settled in accordance with their terms, subject to attainment of the applicable stock price targets.	Awards will continue to be eligible to vest and be settled in accordance with their terms, subject to attainment of the applicable stock price targets.

RSUs Granted as BPIP Awards	Unvested awards are forfeited.	Unvested awards are forfeited.	Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.	Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.	Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.

(1)	This treatment also applies to the Buyout Award held by Mr. Shedlin (described in further detail in Footnote (5) to the “2015 Outstanding Equity Awards at Fiscal Year-End” table on pages 54 to 55).

(2)	The Challenge Awards that were granted in January 2012 provide that, upon the NEO’s termination of employment by BlackRock other than for cause, any portion of the award that has not attained its stock price target will be forfeited. The January 2012 Challenge Awards had achieved all of their stock price targets as of December 31, 2015 and became fully vested on February 1, 2016.

Potential Payments Upon Termination of Employment

The amounts in the table below reflect an assumed termination of employment on December 31, 2015 and are based on the closing price of BlackRock common stock on December 31, 2015, which was $340.52 (except as noted in Footnote (1) below with respect to Mr. Hallac’s Year-End Awards). Any amounts payable upon or due to an NEO’s termination by BlackRock other than for cause, due to the NEO’s disability or upon a qualified retirement (as such terms are defined in the applicable award agreements) are subject to the NEO’s (i) execution of a release of claims against BlackRock and (ii) continued compliance with covenants restricting the NEO’s solicitation of clients or employees of BlackRock for the one-year period following termination.

Name	Involuntary Termination Without Cause	Death / Disability / Qualified Retirement	Voluntary Resignation / Termination for Cause
Laurence D. Fink
Year-End Awards(1)	$14,021,252	$14,021,252	$0
Challenge Awards(2)	$23,917,444	$23,917,444	$0
BPIP Awards(3)	$13,411,380	$13,411,380	$0
Severance(4)	$934,615	$0	$0

Total(6)	$52,284,691	$51,350,075	$0

Robert S. Kapito
Year-End Awards(1)	$10,587,107	$10,587,107	$0
Challenge Awards(2)	$18,999,654	$18,999,654	$0
BPIP Awards(3)	$10,305,838	$10,305,838	$0
Severance(4)	$778,846	$0	$0

Total(6)	$40,671,445	$39,892,599	$0

Charles S. Hallac(5)
Year-End Awards(1)	$—	$6,183,836	$—
Challenge Awards(2)	$—	$14,081,524	$—
BPIP Awards(3)	$—	$3,916,321	$—

Total(6)	$—	$24,181,681	$—

Robert L. Goldstein
Year-End Awards(1)	$4,016,433	$4,016,433	$0
Challenge Awards(2)	$11,591,641	$11,591,641	$0
BPIP Awards(3)	$2,237,897	$2,237,897	$0
Severance(4)	$403,846	$0	$0

Total(6)	$18,249,818	$17,845,972	$0

J. Richard Kushel
Year-End Awards(1)	$3,113,715	$3,113,715	$0
Challenge Awards(2)	$12,738,513	$12,738,513	$0
BPIP Awards(3)	$2,114,629	$2,114,629	$0
Severance(4)	$480,769	$0	$0

Total(6)	$18,447,626	$17,966,857	$0

Gary S. Shedlin
Year-End Awards / Buyout Award(1)	$3,072,852	$3,072,852	$0
BPIP Awards(3)	$2,013,835	$2,013,835	$0
Severance(4)	$115,385	$0	$0

Total(6)	$5,202,072	$5,086,688	$0

(1)	Except with respect to Mr. Hallac, this reflects an amount equal to (i) the number of unvested RSUs awarded as Year-End Awards (and the unvested portion of the Buyout Award granted to Mr. Shedlin) outstanding as of December 31, 2015, multiplied by (ii) $340.52 (the closing price of BlackRock common stock on December 31, 2015). For additional detail on the Year-End Awards, please refer to the “2015 Outstanding Equity Awards at Fiscal Year-End” table on page 54 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment” table beginning on page 56. Mr. Hallac passed away on September 9, 2015. For Mr. Hallac, this amount reflects the amount realized upon vesting of these awards on such date.

(2)	Reflects an amount equal to (i) the number of outstanding unvested RSUs awarded as Challenge Awards held by the NEO for which the applicable stock price targets had been attained as of December 31, 2015, multiplied by (ii) $340.52 (the closing price of BlackRock common stock on December 31, 2015). As of December 31, 2015, all of the stock price targets had been attained for the Challenge Awards granted in January 2012 and January 2013. Because none of the stock price targets applicable to the January 2014 Challenge Award grant had been attained as of December 31, 2015, the table above does not include any amounts attributable to these grants. As described in the “Treatment of Outstanding Equity Awards Upon Termination of Employment” table beginning on page 56, some or all of the Challenge Awards granted in January 2014 would remain outstanding and eligible to vest following certain terminations of employment. As described above, delivery of shares relating to the Challenge Awards for which the stock price targets have been attained will occur only if the minimum stock price target applicable to the award is also attained on the fourth, fifth or sixth anniversary of January 31 (or the next following business day) in which the grant date occurred. The January 2012 Challenge Awards fully vested on February 1, 2016 and have been settled. For additional detail on the Challenge Awards, please refer to the “2015 Outstanding Equity Awards at Fiscal Year-End” table on page 54 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment” table beginning on page 56.

(3)	Reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming that performance relative to the performance targets through December 31, 2015 continued through the remainder of the three-year performance period, multiplied by (ii) $340.52 (the closing price of BlackRock common stock on December 31, 2015). The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period. For additional detail on the BPIP awards, please refer to the “2015 Grants of Plan-Based Awards” table on page 53, the “2015 Outstanding Equity Awards at Fiscal Year-End” table on page 54 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment” table beginning on page 56.

(4)	Reflects the amount that would have been payable to the NEO in a lump sum pursuant to the Severance Plan, assuming the NEO’s termination of employment by BlackRock other than for cause on December 31, 2015.

(5)	As noted above, Mr. Hallac passed away on September 9, 2015. Accordingly, only amounts payable in the event of death have been included with respect to him.

(6)	Values for Year-End Awards, Challenge Awards, BPIP Awards and Severance are rounded to the nearest whole number and, as a result of such rounding, the sum of such amounts may differ slightly from the amounts set forth in the line item titled “Total”.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information, as of December 31, 2015, relating to BlackRock equity compensation plans pursuant to which grants of options, RS, RSUs or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Approved
BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan	4,855,876	(1)	167.76	(2)	7,621,046
Second Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	—		N/A		594,404

Total Approved by Stockholders	4,855,876				8,215,450

Not Approved
None	—		N/A		—

Total	4,855,876				8,215,450

(1)	Includes 154,094 shares issuable under options and 4,701,782 shares in RS and RSUs. On December 31, 2015, 1,311,887 shares were available for contribution by PNC pursuant to the share surrender agreement with BlackRock and PNC to settle awards outstanding under this Plan and for future BlackRock stock grants under any other plan in accordance with the terms of the share surrender agreement. Since February 2009, these shares were held by PNC as Series C Preferred Stock. In February 2016, 548,227 shares were surrendered. On March 31, 2016, 763,660 remain available for contribution by PNC.

(2)	Represents weighted average exercise price on options only.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, Section 16 officers and persons who own more than 10% of a registered class of BlackRock’s equity securities to file reports of holdings of, and transactions in, BlackRock shares with the SEC and the NYSE. To the best of BlackRock’s knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2015, our directors, Section 16 officers and 10% holders met all applicable SEC filing requirements with the exception of Ms. Wagner, who made one late filing concerning a gift.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PNC and its Subsidiaries

As of March 31, 2016, PNC beneficially owned approximately 21.1% of BlackRock’s common stock outstanding.

William S. Demchak, Chairman, President and Chief Executive Officer of PNC, serves as a director of BlackRock. PNC has elected not to appoint a second director to the Board of Directors at this time, though it reserves the right to do so. In addition, PNC has been permitted to invite a non-voting observer to attend Board meetings. Gregory B. Jordan, General Counsel & Head of Regulatory and Governmental Affairs of PNC, is the PNC observer.

BlackRock provides investment advisory and administration services to certain PNC subsidiaries and separate accounts for a fee based on assets under management. The amount of investment advisory and administration fees earned from PNC and its affiliates in relation to these services in 2015 totaled $3.6 million.

BlackRock provides risk management advisory services to PNC’s corporate and line of business asset/liability management committees, for which it received an annual fee of $6.9 million for 2015. BlackRock also recorded revenue of $2.7 million related to non-discretionary trading services.

BlackRock paid $2.0 million to PNC affiliates in 2015 for service fees related to certain retail and institutional clients.

Transactions between BlackRock Funds and Client Accounts and PNC and its Subsidiaries

From time to time in the ordinary course of our business, acting predominantly as agent for its clients, BlackRock effects transactions in securities and other financial assets with PNC and its subsidiaries. The amount of compensation or other value received by PNC in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. PNC may also act as the underwriter of securities purchased by BlackRock-managed funds and accounts. We principally engage in fixed income transactions with PNC. PNC (including its subsidiaries) was among one of BlackRock’s many fixed income trading counterparties in 2015. Fixed income transactions are typically not traded on a commission basis and, accordingly, the amounts earned by PNC and its subsidiaries on such transactions cannot be determined.

PNC may, from time to time in the ordinary course of business, make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with such loans. BlackRock may be an investor in or co-investor alongside these funds and accounts. BlackRock products and client accounts also enter into a variety of other arrangements with PNC and its subsidiaries on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to PNC or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In such cases, BlackRock may be responsible for payment of fees incurred in excess of such caps and such amounts would be reflected in the fees for administrative services described above. Additionally, PNC or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

Lease Obligation with PNC

In 2015, BlackRock was a lessee under one lease with PNC, which terminated on September 30, 2015. Prior to the termination of the lease, BlackRock paid approximately $18,700 for this property as a lessee in 2015.

Stockholder Agreement with PNC

BlackRock is a party to an implementation and stockholder agreement with PNC (the “PNC Stockholder Agreement”), which governs the ownership interests and relationship of PNC in and with BlackRock. BlackRock and PNC are also parties to a registration rights agreement.

The following paragraphs describe certain key provisions of the PNC Stockholder Agreement as amended and restated.

Share Ownership

The PNC Stockholder Agreement provides for a limit on the percentage of BlackRock capital stock that may be owned by PNC at any time (which we refer to as the “PNC ownership cap”). Due to the PNC ownership cap, PNC is generally not permitted to acquire any additional capital stock of BlackRock if, after such acquisition, it would hold greater than 49.9% of the total voting power of the capital stock of BlackRock issued and outstanding at such time or 38% of the sum of the total voting securities and participating preferred stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time.

In addition, PNC may not acquire any shares of BlackRock from any person other than BlackRock or a person that owns 20% or more of the total voting power of the capital stock of BlackRock (other than itself) if, after such acquisition, it would hold capital stock of BlackRock representing more than 90% of the PNC voting ownership cap.

Prohibited Actions

At all times, PNC is prohibited from taking part in, soliciting, negotiating with, providing information to or making any statement or proposal to any person, or making any public announcement, with respect to:

•	an acquisition which would result in PNC holding more than its ownership cap, or holding any equity securities of any controlled affiliate of BlackRock;

•	any business combination or extraordinary transaction involving BlackRock or any controlled affiliate of BlackRock, including a merger, tender or exchange offer or sale of any substantial portion of the assets of BlackRock or any controlled affiliate of BlackRock;

•	any restructuring, recapitalization or similar transaction with respect to BlackRock or any controlled affiliate of BlackRock;

•	any purchase of the assets of BlackRock or any controlled affiliate of BlackRock, other than in the ordinary course of its business;

•	being a member of a “group”, as defined in Section 13(d)(3) of the Exchange Act, for the purpose of acquiring, holding or disposing of any shares of capital stock of BlackRock or any controlled affiliate of BlackRock;

•	selling any BlackRock capital stock in an unsolicited tender offer that is opposed by the BlackRock Board of Directors;

•	any proposal to seek representation on the Board of Directors of BlackRock except as contemplated by the PNC Stockholder Agreement;

•	any proposal to seek to control or influence the management, Board or policies of BlackRock or any controlled affiliate of BlackRock except as contemplated by the PNC Stockholder Agreement; or

•	any action to encourage or act in concert with any third party to do any of the foregoing.

Additional Purchase of Voting Securities

The PNC Stockholder Agreement gives PNC the right, in any issuance of BlackRock voting stock, (1) to purchase an amount of such stock or, at PNC’s option, Series B Preferred Stock, upon such issuance that would result in PNC holding the lesser of (a) the PNC ownership cap or (b) an ownership percentage in BlackRock equal to what it held prior to the issuance, and (2) if as a result of such stock issuance PNC’s beneficial ownership of the total voting power of BlackRock capital stock decreases to less than 38%, to exchange such number of shares of Series B Preferred Stock for shares of common stock on a one-for-one basis such that following the stock issuance, PNC will beneficially own shares of voting securities representing not more than 38% of the total voting power of BlackRock capital stock, unless such issuance constitutes a public offering and would not, together with any stock issuance constituting a public offering since September 29, 2006, after taking into account any share repurchases by BlackRock since September 29, 2006 and transfers by PNC, decrease PNC’s total voting power to 90% or less of the PNC ownership cap.

Share Repurchase

If BlackRock engages in a share repurchase, BlackRock may require PNC to sell an amount of securities that will cause its beneficial ownership of BlackRock capital stock not to exceed its total ownership cap or voting ownership cap.

Transfer Restrictions

PNC may not transfer any capital stock of BlackRock beneficially owned by it, except for transfers to its respective affiliates and transfers in certain other specified categories of transactions that would result in the beneficial ownership, by any person, of more than 10% of the total voting power of issued and outstanding BlackRock capital stock with respect to transfers to persons who would be eligible to report their holdings of BlackRock capital stock on Schedule 13G or of more than 5% of the total voting power of issued and outstanding capital stock with respect to any other persons.

Right of Last Refusal

PNC must notify BlackRock if it proposes to sell shares of BlackRock capital stock in a privately negotiated transaction. Upon receipt of such notice, BlackRock will have the right to purchase all of the stock being offered, at the price and terms described in the notice. These notification requirements and purchase rights do not apply in the case of tax-free transfers to charitable organizations or foundations and tax-deferred transfers.

Corporate Governance

Board Designation

The PNC Stockholder Agreement provides that BlackRock will use its best efforts to cause the election at each annual meeting of stockholders such that the Board of Directors will consist of no more than 19 directors:

•	not less than two nor more than four directors who will be members of BlackRock management;

•	two directors who will be designated by PNC, provided, however, that if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 10% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause one of such PNC designees to resign and the number of PNC designees permissible shall be reduced to one; and provided further, that, if for any period greater than 90 consecutive days PNC and its affiliates shall beneficially own less than 5% of the BlackRock capital stock issued and outstanding, PNC shall promptly cause a second PNC designee to resign and the number of PNC designees permissible shall be reduced to zero; and

•	the remaining directors who will be independent for purposes of the rules of the NYSE and will not be designated by or on behalf of PNC or any of its affiliates.

Of the current directors, William S. Demchak was designated by PNC. PNC has elected not to appoint a second director to the Board of Directors at this time, though it reserves the right to do so. In addition, PNC has been permitted to invite a non-voting observer to attend Board meetings. Gregory B. Jordan, General Counsel & Head of Regulatory and Governmental Affairs of PNC, is the PNC observer.

Voting Agreement

PNC has agreed to vote all of its voting shares in accordance with the recommendation of the Board of Directors on all matters to the extent consistent with the provisions of the PNC Stockholder Agreement, including the election of directors.

Approvals

Under the PNC Stockholder Agreement, the following may not be done without prior approval of all of the independent directors, or at least two-thirds of the directors, then in office:

•	appointment of a new Chief Executive Officer of BlackRock;

•	any merger, issuance of shares or similar transaction in which beneficial ownership of a majority of the total voting power of BlackRock capital stock would be held by persons different from those currently holding such majority of the total voting power, or any sale of all or substantially all assets of BlackRock;

•	any acquisition of any person or business that has a consolidated net income after taxes for its preceding fiscal year that equals or exceeds 20% of BlackRock’s consolidated net income after taxes for its preceding fiscal year if such acquisition involves the current or potential issuance of BlackRock capital stock constituting more than 10% of the total voting power of BlackRock capital stock issued and outstanding immediately after completion of such acquisition;

•	any acquisition of any person or business constituting a line of business that is materially different from the lines of business BlackRock and its controlled affiliates are engaged in at that time if such acquisition involves consideration in excess of 10% of the total assets of BlackRock on a consolidated basis;

•	except for repurchases otherwise permitted under their respective stockholder agreements, any repurchase by BlackRock or any subsidiary of shares of BlackRock capital stock such that, after giving effect to such repurchase, BlackRock and its subsidiaries shall have repurchased more than 10% of the total voting power of BlackRock capital stock within the 12-month period ending on the date of such repurchase;

•	any amendment to BlackRock’s certificate of incorporation or Amended and Restated Bylaws;

•	any matter requiring stockholder approval pursuant to the rules of the NYSE; or

•	any amendment, modification or waiver of any restriction or prohibition on any significant stockholder (other than PNC or its affiliates) provided for under its stockholder agreement.

Committees

Consistent with applicable laws, rules and regulations, the Audit Committee, the MDCC and the Governance Committee are to be composed solely of independent directors. The Risk Committee and Executive Committee are not

subject to any similar laws, rules or regulations, and as such, are composed of a mix of independent and non-independent directors. The PNC Stockholder Agreement provides that the Executive Committee will consist of not less than five members, of which one must be designated by PNC.

Significant Stockholder Transactions

The PNC Stockholder Agreement prohibits BlackRock or its affiliates from entering into any transaction with PNC or its affiliates, unless such transaction was in effect as of September 29, 2006, is in the ordinary course of business of BlackRock or has been approved by a majority of the directors of BlackRock, excluding those appointed by the party wishing to enter into the transaction.

Termination

The PNC Stockholder Agreement will terminate on the first day on which PNC and its affiliates own less than 5% of the capital stock of BlackRock, unless PNC sends a notice indicating its intent to increase its beneficial ownership above such threshold within 10 business days after it has fallen below such threshold, and PNC buys sufficient capital stock of BlackRock within 20 business days after PNC has notice that it has fallen below 5% of BlackRock capital stock such that it continues to own greater than 5% of BlackRock capital stock.

Transactions with Directors, Executive Officers and Other Related Parties

From time to time, certain directors, their family members and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by BlackRock’s subsidiaries, BlackRock directors may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts. These investments are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers and eligible employees.

Policy Regarding the Review, Approval or Ratification of Transactions with Related Persons

On February 27, 2007, the Board of Directors adopted a written policy regarding related person transactions, which governs and establishes procedures for the approval and ratification of related person transactions. The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000, where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

The policy provides that related person transactions must be approved by a majority of the uninterested members of the Governance Committee or the Board of Directors. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the Governance Committee or the Board of Directors, the Chairperson of the Governance Committee may approve the transaction.

In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including (i) the related person’s relationship to BlackRock and his or her interest in the transaction, (ii) the benefits to BlackRock, (iii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, (iv) the availability of comparable products or services that would avoid the need for a related person transaction and (v) the terms of the transaction and the terms available to unrelated third parties or to employees generally.

The policy provides that transactions (other than transactions in the ordinary course of business) with PNC are governed by the special approval procedures set forth in the PNC Stockholder Agreement. Those approval procedures prohibit BlackRock or its affiliates from entering into any transaction (other than any transaction in the ordinary course of business) with PNC or its affiliates unless such transaction was in effect as of September 29, 2006 or has been approved by a majority of the directors of BlackRock, excluding those designated for appointment by the party wishing to enter into the transaction. Of the current directors, William S. Demchak was designated by PNC.

Prior to the adoption of this policy, related person transactions, including certain of the transactions described above under “—PNC and its Subsidiaries” and “—Stockholder Agreement with PNC”, were reviewed with the Board of Directors at the time of entering into such transactions.

ITEM 2

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

FOR NAMED EXECUTIVE OFFICERS

We are holding a non-binding advisory vote for stockholders to approve the compensation of our NEOs as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

While this vote is advisory, and not binding on our Company, it will provide information to our Board of Directors and the MDCC regarding investor sentiment about our executive compensation philosophy, policies and practices. Our Board and the MDCC value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of NEOs as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the MDCC will evaluate whether any actions are necessary to address those concerns.

In considering their vote, stockholders may wish to review with care the information on BlackRock’s compensation policies and decisions regarding the NEOs presented in “Compensation of Executive Officers” on pages 33 to 50, as well as the discussion regarding the MDCC on page 22.

Our compensation philosophy is structured to align management’s interests with our stockholders’ interests. A significant portion of total compensation for executives is closely linked to BlackRock’s financial and operational performance as well as BlackRock’s common stock price performance. BlackRock has adopted strong governance practices for its employment and compensation programs. Compensation programs are reviewed annually to ensure that they do not promote excessive risk taking.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the approval of the compensation of our NEOs.

ITEM 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence. In addition, the Audit Committee considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.

At its meeting on March 9, 2016, the Audit Committee appointed Deloitte & Touche LLP to serve as BlackRock’s independent registered public accounting firm for the 2016 fiscal year. Deloitte & Touche LLP or its predecessors have served as BlackRock’s independent registered public accounting firm since 2002.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte & Touche LLP. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as BlackRock’s independent registered public accounting firm is in the best interests of the Company and its stockholders, and we are asking stockholders to ratify the appointment of Deloitte & Touche LLP. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on this appointment and as a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees Incurred by BlackRock for Deloitte & Touche LLP

Aggregate fees incurred by BlackRock for the fiscal years ended December 31, 2015 and 2014, for BlackRock’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

	2015	2014
Audit Fees(1)	$16,011,200	$15,527,253
Audit-Related Fees(2)	$4,342,700	$4,706,583
Tax Fees(3)	$798,300	$984,600
All Other Fees(4)	$233,000	$385,412

Total	$21,385,200	$21,603,848

(1)	Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and review of documents filed with the SEC, including certain Form 8-K filings. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting and audits of certain sponsored funds.

(2)	Audit-Related Fees consisted principally of assurance and related services pursuant to Statement on Standards for Attestation Engagements (SSAE) No. 16 and International Standard on Assurance Engagements (ISAE) 3402, fees for employee benefit plan audits, attestation services for Global Investment Performance Standards (GIPS®) verification and other assurance engagements.

(3)	Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted principally of tax compliance and reviews of tax returns for certain sponsored investment funds.

(4)	All Other Fees consisted of fees paid to the principal auditor other than audit, audit-related or tax services. All Other Fees included fees primarily related to regulatory advice for certain funds and translation services.

Audit Committee Pre-Approval Policy

In accordance with the BlackRock Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services performed for BlackRock by BlackRock’s independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. Periodically, the Audit Committee reviews and pre-approves all audit, audit-related, tax and other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2016.

ITEM 4

MANAGEMENT PROPOSAL – AMENDMENT TO BYLAWS TO IMPLEMENT PROXY ACCESS

The Board is recommending that stockholders approve an amendment to our Amended and Restated Bylaws to implement “proxy access” (the “Amendment”). In October 2015, the Company announced its intention to submit a proxy access bylaw amendment to stockholders for approval at the Annual Meeting. Proxy access allows eligible stockholders to include their own nominees for director in the Company’s proxy materials for an annual meeting of stockholders, along with the candidates nominated by the Board. The Board’s decision to seek stockholder approval of the Amendment reflects its continuing commitment to consider the views of the Company’s stockholders. The Amendment would become effective upon the required approval by our stockholders. The Board believes that the Amendment includes requirements and provisions designed to provide meaningful rights of proxy access to long-term stockholders of BlackRock who have full economic interest in our shares while reducing risks of abuse.

Description of the Proposed Amendment

The following description of the proposed Amendment is only a summary and is qualified in its entirety by reference to the complete text of the Amendment, which is attached to this Proxy Statement as Annex A. You are urged to read the Amendment in its entirety. If the Amendment is approved by stockholders, the Board expects to adopt certain technical and conforming amendments to the advance notice provisions in the bylaws.

Eligibility of Stockholders to Nominate up to 25% of our Directors

Any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of at least 3% of the shares of the Company’s outstanding Common Stock for at least the previous three years would be permitted to include a specified number of director nominees in the Company’s proxy materials for its annual meeting of stockholders. For purposes of the 20-stockholder limit, any two or more funds under common management and investment control or that meet certain other requirements would count as one stockholder.

The maximum number of candidates nominated by all eligible stockholders that the Company would be required to include in the Company’s proxy materials is 25% of the number of directors in office as of the last day on which a notice of proxy access nomination may be delivered to the Company. If the 25% calculation does not result in a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 25%. If one or more vacancies occur on the Board and the Board decides to reduce the size of the Board in connection with the annual meeting, the nominee limit would be calculated based on the reduced number of directors. Any stockholder-nominated candidate who is either subsequently withdrawn or included by the Board in the Company’s proxy materials as a Board-nominated candidate would be counted against the nominee limit, as would any director who was a proxy access nominee for any of the two preceding annual meetings whom the Board decides to nominate for re-election to the Board. No stockholder-nominated candidates would be included in the Company’s proxy materials in the event any stockholder has provided notice of a director nomination under the advance notice provision of our bylaws.

Any nominating stockholder who submits more than one nominee would be required to rank its proposed nominees. If the number of stockholder-nominated candidates exceeds the nominee limit, the highest ranking individual from the list proposed by each nominating stockholder, beginning with the nominating stockholder with the largest qualifying stock ownership and proceeding through the list of nominating stockholders in descending order of qualifying stock ownership, would be selected for inclusion in the proxy materials until the nominee limit is reached.

Calculation of Qualifying Ownership

In order to ensure that the interests of stockholders seeking to include director nominees in the Company’s proxy materials are aligned with those of other stockholders, a nominating stockholder would be deemed to own only those shares of outstanding Common Stock of the Company as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares. Borrowed or hedged shares would not count as “owned” shares for purposes of the Amendment.

A stockholder will be deemed to “own” shares of outstanding Common Stock that have been loaned by or on behalf of the stockholder to another person if and only if the stockholder has the right to recall such loaned shares on five business days’ notice and agrees to recall the loaned shares promptly upon being notified that any of its nominees will be included in the Company’s proxy materials. A stockholder also will be deemed to own shares of Common Stock held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted in the election of directors and possesses the full economic interest in the shares.

Nominating Procedures

In order to provide adequate time to assess stockholder-nominated candidates, requests to include stockholder-nominated candidates in the Company’s proxy materials must be delivered to or mailed and received at the Company’s principal executive offices no earlier than 150 days and no later than 120 days before the first anniversary of the date that the Company distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders.

Information Required of All Nominating Stockholders

Each stockholder seeking to include a director nominee in the Company’s proxy materials would be required to provide certain information to the Company, including:

•	verification of, and information regarding, the stockholder’s ownership of shares of the Company’s Common Stock as of the date of the submission of the nomination and continuous qualifying ownership through the record date for the annual meeting;

•	the information required by the advance notice of nomination provisions of the Company’s Amended and Restated Bylaws;

•	a copy of the stockholder’s notice on Schedule 14N that has been filed with the SEC; and

•	the written consent of the stockholder nominee to being named in the Company’s proxy materials and serving as a director, if elected.

Nominating stockholders also would be required to make certain representations to and agreements with the Company, including:

•	lack of intent to change or influence control of the Company;

•	intent to maintain qualifying ownership through the annual meeting date;

•	refraining from nominating any person for election to the Board other than the stockholder’s nominees submitted through the proxy access process;

•	engaging and/or participating only in the solicitation of the stockholder’s nominees or Board nominees;

•	not distributing any form of proxy for the annual meeting other than the form distributed by the Company;

•	complying with solicitation rules and assuming liabilities related to and indemnifying the Company against losses arising out of the nomination; and

•	the accuracy and completeness of all facts, statements and other information provided to the Company.

Information Required of All Stockholder Nominees

Each stockholder nominee would be required to make certain written representations to and agreements with the Company, including:

•	refraining from voting agreements or commitments to act or vote as a director on any issue or question that has not been disclosed to the Company;

•	not becoming a party to any compensatory, reimbursement or indemnification arrangements with a person or entity other than the Company in connection with such nominee’s candidacy for director or service or action as a director that has not been disclosed to the Company; and

•	complying with applicable laws, stock exchange requirements and the Company’s policies and guidelines applicable to directors.

Stockholder nominees also would be required to submit completed and signed questionnaires required of the Company’s directors, and provide any additional information required for the Board’s independence evaluation and determination.

Exclusion of Stockholder Nominees

The Company would not be required to include a stockholder nominee in the Company’s proxy materials if:

•	the nominee is not independent under any applicable independence standards;

•	the election of the nominee would cause the Company to violate its Amended and Restated Bylaws or Amended and Restated Certificate of Incorporation, any stock exchange requirements or any other applicable laws, rules or regulations;

•	the nominee has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years;

•	the nominee is the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years; or

•	the nominee has provided false or misleading information to the Company.

The Board or the chairman of the annual meeting would declare a director nomination by a stockholder to be defective, and such nomination would be disregarded, if (i) the director nominee or the stockholder breaches any of their respective obligations under the Amendment or (ii) the stockholder does not appear at the annual meeting in person or by proxy to present the nomination.

Future Disqualification of Stockholder Nominees

Any stockholder nominee who is included in the Company’s proxy materials but subsequently withdraws from or becomes ineligible for election at the annual meeting, or does not receive at least 25% of the votes cast in favor of his or her election, would be ineligible for nomination for the next two annual meetings.

Supporting Statement

Nominating stockholders would be permitted to include in the Company’s proxy statement for the applicable annual meeting a 500-word statement in support of their nominee(s). The Company may omit any information or statement that the Company, in good faith, believes would violate any applicable law or regulation, including by being materially false or misleading.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the bylaw amendment to implement proxy access.

ITEM 5

STOCKHOLDER PROPOSAL – PROXY VOTING PRACTICES REGARDING EXECUTIVE

COMPENSATION

The Stephen M. Silberstein Revocable Trust (the “Proponent”), 29 Eucalyptus Road, Belvedere, CA 94920, the holder of 582 shares of common stock (according to information provided to BlackRock by the Proponent), has advised us that it intends to introduce the following resolution:

Whereas: BlackRock, like all investment managers, is responsible for voting proxies of companies in its portfolios. It has a fiduciary responsibility (or duty) to vote proxies in a responsible manner, which includes ensuring executive pay is sufficiently tied to performance and discourages excessive and unwarranted CEO pay.

From July 1, 2014 through June 30, 2015, BlackRock approved, with its “Say on Pay” proxy votes, 99 percent of CEO pay packages in the S&P 500 companies. This level of support was higher than that of other investment managers; the average approval rating of 118 of these managers was 90 percent.

We find BlackRock’s voting record inconsistent with evidence on long term performance. BlackRock’s publication “Our Approach to Executive Compensation” states that it will oppose advisory votes in specific cases, including when: “We determine that compensation is excessive relative to peers without appropriate rationale or explanation, including the appropriateness of the company’s selected peers.”

As noted above, the company has voted in favor of most executive compensation advisory votes (Say on Pay proposals). Yet a report by the As You Sow Foundation, The 100 Most Overpaid CEOS, shows that when viewed over the long term, growth in executive compensation of S&P 500 companies, has generally outpaced performance.

Numerous academic studies, for example Lucien Bebchuck’s “Pay Without Performance”, have shown a history of growing executive pay disconnected from company performance. Even when companies purport to link performance, in reality they often do not. For example, some analysts point out that company performance is frequently determined by forces outside the executives’ control. Other analyses have highlighted weak performance targets, for example revenue growth merely equal to the inflation rate.

Resolved: Shareowners request that the Board of Directors issue a report to shareholders by December 2016, at reasonable cost and omitting proprietary information, which evaluates options for bringing its voting practices in line with its stated principle of linking executive compensation and performance, including adopting changes to proxy voting guidelines, adopting best practices of other asset managers and independent rating agencies, and including a broader range of research sources and principles for interpreting compensation data. Such report should assess whether and how the proposed changes would advance the interests of its clients and shareholders.

THE BOARD OF DIRECTORS STATEMENT IN OPPOSITION

The Board of Directors believes that the actions requested by the Proponent are unnecessary and not in the best interests of our stockholders and unanimously recommends that you vote “AGAINST” this proposal for the following reasons:

BlackRock’s proxy voting decisions are made by a professional, independent team within the BlackRock investment function.

As a fiduciary to its clients, BlackRock has a duty to act in their best interests, including protecting and enhancing the value of their assets. Consistent with these duties, BlackRock has established a highly-regarded Investment Stewardship team (the “Stewardship Team”), comprised of over 20 corporate governance professionals, who work as part of BlackRock’s investment function to deliver value to BlackRock’s clients. The Stewardship Team undertakes proxy voting as its broadest form of engagement. Every year the Stewardship Team votes globally at more than 15,000 stockholder meetings based on a set of voting guidelines that serve as a benchmark against which it assesses a company’s overall approach to corporate governance.

The Stewardship Team serves an independent function. Reporting and oversight structures have been put in place at BlackRock to ensure that the work of the Stewardship Team is not influenced by BlackRock’s commercial interests and that votes are cast only in the long-term economic interests of clients based on the professional judgment of the Stewardship Team. We are concerned that the stockholder proposal, if implemented, would impose undue influence on our Stewardship Team by our Board of Directors.

BlackRock’s Stewardship Team’s voting guidelines provide a detailed description of its approach to analyzing and assessing compensation policies and outcomes and are updated regularly to ensure they continue to reflect governance practices that protect clients.

The Stewardship Team’s voting guidelines, voting record and engagement reports, are published on the BlackRock website at www.blackrock.com under the headings “About Us / Investment Stewardship” to provide companies, clients and others with an indication of the corporate governance matters of most importance to the Stewardship Team and how it might vote on key items on the ballot for stockholder meetings. On an annual basis, the Stewardship Team reviews its proxy voting policies in light of corporate governance and proxy voting trends and its experience engaging with companies to ensure its policies continue to reflect governance practices that protect the economic interests of our clients. Periodically, the Stewardship Team benchmarks its voting guidelines against those of peers and proxy advisors to check relevance, understand relative positioning, and identify market developments. Engagement is at the core of the Stewardship Team’s function and is viewed by the Stewardship Team as the most effective method of building mutual understanding with a company’s management to better inform the Stewardship Team’s voting decisions and engagement strategies.

The Stewardship Team has adopted policies that reflect its approach to engagement and voting on matters relating to executive compensation. The Stewardship Team’s publication “Our Approach to Executive Compensation”, which is available at www.blackrock.com under the headings “About Us / Investment Stewardship / Guidelines, Reports and Position Papers”, describes in significant detail the Stewardship Team’s approach. As noted in the publication, the Stewardship Team expects companies to set out a compensation policy that reflects the strategic objectives of the company and links rewards to executives with those to stockholders over time. The publication does not set forth a prescriptive position on structure, performance metrics or level of payouts. When the Stewardship Team has concerns about a company’s compensation policies or practices, it will generally first engage with the management or the board in order to explain the Stewardship Team’s concerns and encourage change rather than vote against compensation. If management should choose not to engage, or should the Stewardship Team consider management’s explanations on compensation outcomes unacceptable, the Stewardship Team will consider voting against compensation and against the re-election of the compensation committee members. The publication and the voting guidelines do not state that the Stewardship Team will vote against compensation policies in all instances when the Stewardship Team determines that compensation is excessive as the Proponent’s proposal suggests, nor is that the Stewardship Team’s approach to optimizing its engagement efforts.

We do not believe that additional reporting on the Stewardship Team’s approach to compensation policies is warranted or would add value to our stockholders’ understanding of the Stewardship Team’s approach to compensation. We are also concerned that the stockholder proposal, if implemented, would place undue emphasis on the voting record of the Stewardship Team and jeopardize the Stewardship Team’s ability to engage with the management of companies and exercise their professional discretion on behalf of clients. Moreover, introducing the proposed level of intrusive oversight by BlackRock’s Board of Directors would place undue influence on the Stewardship Team and threaten the independence of its function.

For the reasons stated above, the Board of Directors unanimously recommends that you vote “AGAINST” the stockholder proposal.

DEADLINES FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Proposals to be Considered for Inclusion in BlackRock’s Proxy Materials

Stockholders who, in accordance with the Exchange Act Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2017 Annual Meeting must submit their proposals to BlackRock’s Corporate Secretary on or before December 16, 2016.

Director Nominations for Inclusion in BlackRock’s Proxy Materials (Proxy Access)

If our proxy access bylaw amendment is approved by stockholders, a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our bylaws may nominate and include in BlackRock’s proxy materials director nominees constituting up to 25% of our Board. Notice of a proxy access nomination for consideration at our 2017 Annual Meeting must be received no later than December 16, 2016 and no earlier than November 16, 2016.

Other Proposals and Nominations

Apart from the Exchange Act Rule 14a-8 and our proxy access bylaw that address the inclusion of stockholder proposals or stockholder nominees in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders.

We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2017 Annual Meeting:

•	not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of stockholders; or

•	not later than 10 days following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 30 days before or after the anniversary date of the immediately preceding annual meeting.

Assuming that our 2017 Annual Meeting is held within 30 days of the anniversary of the 2016 Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2017 Annual Meeting by December 16, 2016.

Additional Requirements

Under our bylaws, any notice of proposed business must include a description of the business and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business and certain other information about the stockholder. Any notice of a nomination or a proxy access nomination must provide information about the stockholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected.

BlackRock’s bylaws specifying the advance notice requirements for proposing business or nominations, and (in the event the bylaw amendment is approved at the Annual Meeting) for proposing proxy access nominations, are available on BlackRock’s website at www.blackrock.com under the heading “Investor Relations”.

Address to Submit Proposals and Nominations

In each case, proxy proposals, proxy access nominations and nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary at the address provided on page 2 of this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

R. Andrew Dickson III Corporate Secretary

ANNEX A

PROPOSED AMENDMENT TO BLACKROCK’S AMENDED AND RESTATED BYLAWS (Item 4)

Section 2.12    Proxy Access.

(a)        Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.12, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder (as defined in Section 2.12(d)) that expressly elects at the time of providing the notice required by this Section 2.12 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.12. For purposes of this Section 2.12, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 2.12(h)). For the avoidance of doubt, nothing in this Section 2.12 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.12. Subject to the provisions of this Section 2.12, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(b)        In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 2.12, the Eligible Stockholder must have given timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the Corporation. To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.12.

(c)        The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed twenty-five percent (25%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.12 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty-five percent (25%) (such number, as it may be adjusted pursuant to this Section 2.12, the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 whose nomination is subsequently withdrawn, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 whom the Board of Directors decides to nominate for election to the Board of Directors and (iii) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two (2) preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.12 exceeds the Permitted

Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.12 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.12 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.12 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.12 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.12 for any meeting of stockholders for which the Secretary of the Corporation receives notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.9.

(d)        An “Eligible Stockholder” is a stockholder or group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Section 2.12(e)) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the Corporation that represents at least three percent (3%) of the Corporation’s outstanding common stock as of the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation in accordance with this Section 2.12 (the “Required Shares”), (ii) continues to own the Required Shares through the date of the annual meeting and (iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 2.12. A “Qualifying Fund Group” is a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 2.12 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 2.12 by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e)        For purposes of this Section 2.12, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 2.12, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in its Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors (or any duly authorized committee thereof). For purposes of this Section 2.12, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(f)        To be in proper written form for purposes of this Section 2.12, the Notice of Proxy Access Nomination must include or be accompanied by the following:

(i)        a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously during the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (A) within five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;

(ii)        one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii)        a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)        the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.9(d), together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(v)        a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.12, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)        an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.12 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii)        a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (C) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors;

(viii)        in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.12 (including withdrawal of the nomination); and

(ix)        in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)        In addition to the information required pursuant to Section 2.12(f) or any other provision of these Bylaws, (i) the Corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 2.12 or to serve as a director of the Corporation, and (ii) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.

(h)        The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(i)        In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.12). In addition, any person providing any information to the Corporation pursuant to this Section 2.12 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting or the date notice of the record date is first publicly disclosed.

(j)        Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 2.12, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) whose election as a member of the Board of Directors would cause the Corporation to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency, (v) who is a director, trustee, officer or employee with management functions for any depositary institution, depositary institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (viii) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)        Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.12 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.12, such nomination shall be declared invalid and disregarded as provided in clause (C) above.

(l)        Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.12 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 2.9.

This Section 2.12 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

BLACKROCK, INC. 55 EAST 52ND STREET NEW YORK, NY 10055

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER MATERIALS

If you would like to reduce the costs incurred by BlackRock, Inc. in mailing proxy materials, you can consent to receive all future Proxy Statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on May 24, 2016.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

STOCKHOLDER MEETING REGISTRATION:

To request an admission ticket to attend the meeting, visit the “stockholder meeting registration” link at www.proxyvote.com and provide the 16-digit control number located on your proxy card. You must have an admissions ticket to attend the meeting. You must request an admission ticket by 11:59 p.m. Eastern Time on May 24, 2016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E03585-P78643	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED, DATED AND RETURNED.

BLACKROCK, INC.
A. The Board of Directors recommends a vote FOR all nominees and FOR Items 2, 3 and 4.
1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a. Abdlatif Yousef Al-Hamad	☐	☐	☐

	1b. Mathis Cabiallavetta	☐	☐	☐				For	Against	Abstain

	1c. Pamela Daley	☐	☐	☐		1m.	Cheryl D. Mills	☐	☐	☐

	1d. William S. Demchak	☐	☐	☐		1n.	Gordon M. Nixon	☐	☐	☐

	1e. Jessica P. Einhorn	☐	☐	☐		1o.	Thomas H. O’Brien	☐	☐	☐

	1f. Laurence D. Fink	☐	☐	☐		1p.	Ivan G. Seidenberg	☐	☐	☐

	1g. Fabrizio Freda	☐	☐	☐		1q.	Marco Antonio Slim Domit	☐	☐	☐

	1h. Murry S. Gerber	☐	☐	☐		1r.	John S. Varley	☐	☐	☐

	1i. James Grosfeld	☐	☐	☐		1s.	Susan L. Wagner	☐	☐	☐

	1j. Robert S. Kapito	☐	☐	☐	2.	Approval, in a non-binding advisory vote, of the compensation of the named executive officers, as disclosed and discussed in the Proxy Statement.		☐	☐	☐
	1k. David H. Komansky	☐	☐	☐	3.	Ratification of the appointment of Deloitte & Touche LLP as BlackRock’s independent registered public accounting firm for the year 2016.		☐	☐	☐
	1l. Sir Deryck Maughan	☐	☐	☐	4.	Approval of a management proposal to amend the bylaws to implement “proxy access”.		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐	B. Stockholder Proposal - The Board of Directors recommends a vote AGAINST Item 5.
					5.	A stockholder proposal by the Stephen M. Silberstein Revocable Trust regarding proxy voting practices relating to executive compensation.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, FOR Item 4 and AGAINST Item 5, and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BLACKROCK, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS

May 25, 2016

8:00 AM, local time

The New York Palace Hotel

455 Madison Avenue

New York, New York 10022

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 24, 2016.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E03586-P78643

PROXY

FOR ANNUAL MEETING OF STOCKHOLDERS

BLACKROCK, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gary S. Shedlin and R. Andrew Dickson III, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of March 30, 2016, at the 2016 Annual Meeting of Stockholders to be held on May 25, 2016, beginning at 8:00 a.m., local time, at The New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, and in their discretion, upon any business that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, FOR Item 4 and AGAINST Item 5.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in the BlackRock, Inc. Retirement Savings Plan (the “RSP”), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side